
                                                                         ANNEX A

                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                              ECLIPSYS CORPORATION

                           EXERCISE ACQUISITION CORP.

                                      AND

                            TRANSITION SYSTEMS, INC.

                                October 29, 1998
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                               TABLE OF CONTENTS

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ARTICLE I
  THE MERGER................................................   A-1
  Section 1.01 Effective Time of the Merger.................   A-1
  Section 1.02 Closing......................................   A-1
  Section 1.03 Effects of the Merger........................   A-1
  Section 1.04 Directors of Eclipsys........................   A-1

ARTICLE II
  CONVERSION OF SECURITIES..................................   A-2
  Section 2.01 Conversion of Capital Stock..................   A-2
  Section 2.02 Exchange of Certificates.....................   A-3

ARTICLE III
  REPRESENTATIONS AND WARRANTIES OF TSI.....................   A-5
  Section 3.01 Organization of TSI..........................   A-5
  Section 3.02 TSI Capital Structure........................   A-5
  Section 3.03 Authority; No Conflict; Required Filings and
     Consents...............................................   A-6
  Section 3.04 SEC Filings; Financial Statements............   A-7
  Section 3.05 No Undisclosed Liabilities...................   A-7
  Section 3.06 Absence of Certain Changes or Events.........   A-7
  Section 3.07 Taxes........................................   A-8
  Section 3.08 Properties...................................   A-9
  Section 3.09 Intellectual Property........................   A-9
  Section 3.10 Agreements, Contracts and Commitments........  A-10
  Section 3.11 Litigation...................................  A-11
  Section 3.12 Environmental Matters........................  A-11
  Section 3.13 Employee Benefit Plans.......................  A-11
  Section 3.14 Compliance With Laws.........................  A-12
  Section 3.15 Accounting and Tax Matters...................  A-12
  Section 3.16 Registration Statement; Proxy
     Statement/Prospectus...................................  A-12
  Section 3.17 Labor Matters................................  A-13
  Section 3.18 Insurance; Risk Management...................  A-13
  Section 3.19 No Existing Discussions......................  A-13
  Section 3.20 Opinion of Financial Advisor.................  A-13
  Section 3.21 Anti-Takeover Laws...........................  A-13
  Section 3.22 Insider Trading Policies and Practices.......  A-13

ARTICLE IV
  REPRESENTATIONS AND WARRANTIES OF ECLIPSYS AND SUB........  A-14
  Section 4.01 Organization of Eclipsys and Sub.............  A-14
  Section 4.02 Eclipsys Capital Structure...................  A-14
  Section 4.03 Authority; No Conflict; Required Filings and
     Consents...............................................  A-15
  Section 4.04 SEC Filings; Financial Statements............  A-16
  Section 4.05 No Undisclosed Liabilities...................  A-16
  Section 4.06 Absence of Certain Changes or Events.........  A-16
  Section 4.07 Taxes........................................  A-16
  Section 4.08 Properties...................................  A-17
  Section 4.09 Intellectual Property........................  A-17
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  Section 4.10 Agreements, Contracts and Commitments........  A-18
  Section 4.11 Litigation...................................  A-18
  Section 4.12 Environmental Matters........................  A-18
  Section 4.13 Employee Benefit Plans.......................  A-19
  Section 4.14 Compliance With Laws.........................  A-19
  Section 4.15 Accounting and Tax Matters...................  A-19
  Section 4.16 Registration Statement; Proxy
     Statement/Prospectus...................................  A-19
  Section 4.17 Labor Matters................................  A-20
  Section 4.18 Insurance; Risk Management...................  A-20
  Section 4.19 No Existing Discussions......................  A-20
  Section 4.20 Opinion of Financial Advisor.................  A-20
  Section 4.21 Anti-Takeover Laws...........................  A-20
  Section 4.22 Insider Trading Policies and Practices.......  A-20
  Section 4.23 Interim Operations of Sub....................  A-20

ARTICLE V
  CONDUCT OF BUSINESS.......................................  A-21
  Section 5.01 Covenants of TSI.............................  A-21
  Section 5.02 Covenants of Eclipsys........................  A-22
  Section 5.03 Cooperation..................................  A-23
  Section 5.04 HealthVISION Acquisition.....................  A-23
  Section 5.05 Voting Agreements............................  A-23
  Section 5.06 Eclipsys Permitted Acquisitions..............  A-23

ARTICLE VI
  ADDITIONAL AGREEMENTS.....................................  A-24
  Section 6.01 No Solicitation..............................  A-24
  Section 6.02 Proxy Statement/Prospectus; Registration
     Statement..............................................  A-24
  Section 6.03 Nasdaq Quotation.............................  A-25
  Section 6.04 Access to Information........................  A-25
  Section 6.05 Stockholders' Meetings.......................  A-25
  Section 6.06 Legal Conditions to Merger...................  A-25
  Section 6.07 Public Disclosure............................  A-26
  Section 6.08 Tax-Free Reorganization......................  A-26
  Section 6.09 Pooling Accounting...........................  A-26
  Section 6.10 Affiliate Agreements.........................  A-27
  Section 6.11 Nasdaq Quotation.............................  A-27
  Section 6.12 Stock Plans and Warrants.....................  A-27
  Section 6.13 Brokers or Finders...........................  A-28
  Section 6.14 Indemnification..............................  A-28
  Section 6.15 Letter of Eclipsys' Accountants..............  A-29
  Section 6.16 Letter of TSI's Accountants..................  A-29
  Section 6.17 Warburg Registration Rights Agreement........  A-29

ARTICLE VII
  CONDITIONS TO MERGER......................................  A-29
  Section 7.01 Conditions to Each Party's Obligation To
     Effect the Merger......................................  A-29
  Section 7.02 Additional Conditions to Obligations of
     Eclipsys and Sub.......................................  A-30
  Section 7.03 Additional Conditions to Obligations of
     TSI....................................................  A-31
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ARTICLE VIII
  TERMINATION AND AMENDMENT.................................  A-31
  Section 8.01 Termination..................................  A-31
  Section 8.02 Effect of Termination........................  A-32
  Section 8.03 Fees and Expenses............................  A-32
  Section 8.04 Amendment....................................  A-34
  Section 8.05 Extension; Waiver............................  A-34

ARTICLE IX
MISCELLANEOUS...............................................  A-35
  Section 9.01 Nonsurvival of Representations, Warranties
     and Agreements.........................................  A-35
  Section 9.02 Notices......................................  A-35
  Section 9.03 Interpretation...............................  A-35
  Section 9.04 Counterparts.................................  A-36
  Section 9.05 Entire Agreement; No Third Party
     Beneficiaries..........................................  A-36
  Section 9.06 Governing Law................................  A-36
  Section 9.07 Assignment...................................  A-36
Exhibit A -- Voting Agreement...............................  A-38
Exhibit B -- Affiliate Agreement............................  A-48
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                                                              PAGE
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                   TABLE OF DEFINED TERMS

Acquisition Proposal........................................  Section 6.01(a)
Affiliate...................................................  Section 6.10
Affiliate Agreement.........................................  Section 6.10
Agreement...................................................  Preamble
Alternative Transaction.....................................  Section 8.03(g)
Antitrust Laws..............................................  Section 6.06(b)
Articles of Merger..........................................  Section 1.01
Bankruptcy and Equity Exception.............................  Section 3.03(a)
Certificates................................................  Section 2.02(b)
Closing.....................................................  Section 1.02
Closing Date................................................  Section 1.02
Code........................................................  Preamble
Confidentiality Agreement...................................  Section 6.01(a)
Constituent Corporations....................................  Section 1.03
Costs.......................................................  Section 6.14(a)
Dissenting Shares...........................................  Section 2.01(d)
Effective Time..............................................  Section 1.01
Environmental Law...........................................  Section 3.12(a)
ERISA.......................................................  Section 3.13(a)
ERISA Affiliate.............................................  Section 3.13(a)
Exchange Act................................................  Section 3.03(c)
Exchange Agent..............................................  Section 2.02(a)
Exchange Fund...............................................  Section 2.02(a)
Exchange Ratio..............................................  Section 2.01(c)
Eclipsys....................................................  Preamble
Eclipsys Affiliated Group...................................  Section 4.07(a)
Eclipsys Affiliated Period..................................  Section 4.07(a)
Eclipsys Balance Sheet......................................  Section 4.04(b)
Eclipsys Common Stock.......................................  Section 4.02(a)
Eclipsys Disclosure Schedule................................  Article IV
Eclipsys Employee Plans.....................................  Section 4.13(a)
Eclipsys Intellectual Property Rights.......................  Section 4.09(a)
Eclipsys Material Adverse Effect............................  Section 4.01
Eclipsys Material Contracts.................................  Section 4.10
Eclipsys Material Covenants.................................  Section 8.03(d)
Eclipsys Non-Voting Common Stock............................  Section 4.02(a)
Eclipsys Permitted Acquisition..............................  Section 5.02(d)
Eclipsys Possible Acquisition...............................  Section 4.19
Eclipsys Preferred Stock....................................  Section 4.02(a)
Eclipsys SEC Reports........................................  Section 4.04(a)
Eclipsys Stock Plans........................................  Section 4.02(a)
Eclipsys Stockholders' Meeting..............................  Section 3.16
Eclipsys Termination Fee Event..............................  Section 8.03(c)
Eclipsys Third Party Intellectual Property Rights...........  Section 4.09(b)
Eclipsys Voting Common Stock................................  Section 2.01(b)
Eclipsys Voting Proposals...................................  Section 6.05(a)
Eclipsys Warrants...........................................  Section 4.02(a)

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GAAP........................................................  Section 3.04(b)
Governmental Entity.........................................  Section 3.03(c)
Hazardous Substance.........................................  Section 3.12(c)
HealthVISION................................................  Section 3.19
HealthVISION Acquisition....................................  Section 3.19
IISR ACT....................................................  Section 3.03(a)
Indemnified Parties.........................................  Section 6.14(a)
IRS.........................................................  Section 3.07(b)
Joint Proxy Statement.......................................  Section 3.16
Material Adverse Change.....................................  Section 3.06
MBCL........................................................  Section 1.01
Merger......................................................  Preamble
Off-the-Shelf Software......................................  Section 3.09(a)
Order.......................................................  Section 7.01(e)
Outside Date................................................  Section 8.01(b)
Registration Rights Agreement...............................  Section 6.17
Registration Statement......................................  Section 3.16
Rule 145....................................................  Section 6.10
SEC.........................................................  Section 3.03(c)
Second Request..............................................  Section 6.06(b)
Securities Act..............................................  Section 3.04(a)
Stock Purchase Plan.........................................  Section 6.12(f)
Sub.........................................................  Preamble
Subsidiary..................................................  Section 3.01
Superior Proposal...........................................  Section 6.01(a)
Surviving Corporation.......................................  Section 1.03
Tax.........................................................  Section 3.07(a)
Taxes.......................................................  Section 3.07(a)
Tax Returns.................................................  Section 3.07(a)
Third Party.................................................  Section 8.03(g)
TSI.........................................................  Preamble
TSI Affiliated Group........................................  Section 3.07(b)
TSI Affiliated Period.......................................  Section 3.07(b)
TSI Balance Sheet...........................................  Section 3.04(b)
TSI Common Stock............................................  Section 2.01(b)
TSI Designees...............................................  Section 1.04(a)
TSI Disclosure Schedule.....................................  Article III
TSI Employee Plans..........................................  Section 3.13(a)
TSI Intellectual Property Rights............................  Section 3.09(a)
TSI Material Adverse Effect.................................  Section 3.01
TSI Material Contracts......................................  Section 3.10
TSI Material Covenants......................................  Section 8.03(b)
TSI Non-Voting Common Stock.................................  Section 2.01(b)
TSI Preferred Stock.........................................  Section 3.02(a)
TSI SEC Reports.............................................  Section 3.04(a)
TSI Stock Option............................................  Section 6.12(a)
TSI Stock Plans.............................................  Section 3.02(a)
TSI Stockholders' Meeting...................................  Section 3.16
TSI Termination Fee Event...................................  Section 8.03(e)


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TSI Third Party Intellectual Property.......................  Section 3.09(b)
TSI Voting Common Stock.....................................  Section 2.01(b)
TSI Warrants................................................  Section 3.02(a)
Warburg.....................................................  Section 5.05
Warburg Registration Rights Agreement.......................  Section 6.17
Year 2000 Compliant.........................................  Section 3.09(d)

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

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of October 29, 1998, by and among Eclipsys Corporation, a Delaware corporation ("Eclipsys"), Exercise Acquisition Corp., a Massachusetts corporation and a direct, wholly-owned subsidiary of Eclipsys ("Sub"), and Transition Systems, Inc., a Massachusetts corporation ("TSI").

     WHEREAS, the Boards of Directors of Eclipsys and TSI deem it advisable and in the best interests of each corporation and its respective stockholders that Eclipsys and TSI combine in order to advance the long-term business interests of Eclipsys and TSI;

     WHEREAS, the combination of Eclipsys and TSI shall be effected by the terms of this Agreement through a merger in which the stockholders of TSI will become stockholders of Eclipsys (the "Merger");

     WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01 Effective Time of the Merger. Subject to the provisions of this Agreement, articles of merger in such form as shall be required by the relevant provisions of the Massachusetts Business Corporation Law ("MBCL") (the "Articles of Merger") shall be duly prepared, executed and acknowledged by the Surviving Corporation (as defined in Section 1.03) and thereafter delivered to the Secretary of State of the Commonwealth of Massachusetts, for filing, as provided in the MBCL, as soon as practicable on or after the Closing Date (as defined in Section 1.02). The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts or at such time thereafter as shall be provided in the Articles of Merger (the "Effective Time").

     SECTION 1.02 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., Eastern Time, on a date to be specified by Eclipsys and TSI, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Sections 7.01, 7.02 and 7.03 (the "Closing Date"), at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, unless another date, place or time is agreed to in writing by Eclipsys and TSI.

     SECTION 1.03 Effects of the Merger. At the Effective Time (i) the separate existence of Sub shall cease and Sub shall be merged with and into TSI (Sub and TSI are sometimes referred to below as the "Constituent Corporations" and TSI is sometimes referred to herein as the "Surviving Corporation"), (ii) the Articles of Organization of Sub immediately prior to the Effective Time shall be the Articles of Organization of the Surviving Corporation, except that the name of the corporation set forth therein shall be changed to the name of TSI, (iii) the Bylaws of the Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, except that the name of the corporation set forth therein shall be changed to the name of TSI, and (iv) the purpose of the Surviving Corporation shall be as set forth in Article II of the Articles of Organization of Sub immediately prior to the Effective Date.

     SECTION 1.04 Directors of Eclipsys.

     (a) Prior to the Effective Time, Eclipsys shall (i) increase the number of the members of the Board of Directors of Eclipsys to nine and (ii) take such action as may be necessary such that Robert F. Raco

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

and Patrick T. Hackett (the "TSI Designees") shall have been elected to the Board of Directors of Eclipsys as of the Effective Time, Mr. Raco to be assigned to Class II and Mr. Hackett to be assigned to Class III on the Eclipsys Board of Directors. If, prior to the Effective Time, any of the TSI Designees shall decline or be unable to serve as a TSI Designee, TSI shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to Eclipsys.

     (b) The directors of Eclipsys elected pursuant to Section 1.04(a) shall hold their positions until their resignation or removal or the election or appointment of their successors in the manner provided by Eclipsys' charter documents and applicable law.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

     SECTION 2.01 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of TSI Common Stock or capital stock of Sub:

          (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and Eclipsys-Owned Stock. All shares of Common Stock of TSI, $.01 par value ("TSI Voting Common Stock"), and all shares of Non-Voting Common Stock of TSI, $.01 par value ("TSI Non-Voting Common Stock" and, together with the TSI Voting Common Stock, "TSI Common Stock"), that are owned by TSI as treasury stock and any shares of TSI Common Stock owned by Eclipsys, Sub or any other wholly-owned Subsidiary (as defined in Section 3.01) of Eclipsys shall be cancelled and retired and shall cease to exist and no stock of Eclipsys or other consideration shall be delivered in exchange therefor. All shares of Common Stock, $.01 par value per share, of Eclipsys ("Eclipsys Voting Common Stock") owned by TSI shall be unaffected by the Merger.

          (c) Exchange Ratio for TSI Common Stock. Subject to Section 2.02, each issued and outstanding share of TSI Common Stock (other than shares, if any, as to which dissenters' rights, if any, are perfected and shares to be cancelled in accordance with Section 2.01(b)) shall be converted into the right to receive 0.525 shares (the "Exchange Ratio") of Eclipsys Voting Common Stock. All such shares of TSI Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Eclipsys Voting Common Stock and any cash in lieu of fractional shares of Eclipsys Voting Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.02, without interest. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Eclipsys Voting Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

          (d) Dissenting Shares. For purposes of this Agreement, "Dissenting Shares" means shares of TSI Common Stock held as of the Effective Time by a stockholder of TSI who has not voted such shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Sections 85 through 98 of the MBCL and not effectively withdrawn or forfeited prior to the Effective Time. Dissenting Shares shall not be converted into or represent the right to receive any shares of Eclipsys Voting Common Stock unless such stockholder's right to appraisal shall have ceased in accordance with Section 96 of the MBCL. If such stockholder has so forfeited or withdrawn his right to appraisal of Dissenting Shares, then
     (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be

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Dissenting Shares and shall thereupon be deemed to have been converted, as of the Effective Time, into and represent shares of Eclipsys Voting Common Stock, without interest thereon, as provided in Section 2.01(c) hereof. TSI shall give Eclipsys (x) prompt notice of any written demands for appraisal of any shares of TSI Common Stock, withdrawals of such demands, and any other instruments that relate to such demands received by TSI and (y) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the MBCL. TSI shall not, except with the prior written consent of Eclipsys, make any payment with respect to any demands for appraisal of shares of TSI Common Stock or offer to settle or settle any such demands.

     SECTION 2.02 Exchange of Certificates. The procedures for exchanging outstanding shares of TSI Common Stock for Eclipsys Voting Common Stock pursuant to the Merger are as follows:

          (a) Exchange Agent. As of the Effective Time, Eclipsys shall deposit with a bank or trust company designated by Eclipsys and TSI (the "Exchange Agent"), for the benefit of the holders of shares of TSI Common Stock, for exchange in accordance with this Section 2.02, through the Exchange Agent,
     (i) certificates representing the shares of Eclipsys Voting Common Stock (such shares of Eclipsys Voting Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.01 in exchange for outstanding shares of TSI Common Stock and (ii) an amount of cash sufficient to fund all cash payments in lieu of fractional shares to be paid pursuant to subsection (e) below.

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of TSI Common Stock (the "Certificates") whose shares were converted pursuant to Section 2.01 into the right to receive shares of Eclipsys Voting Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Eclipsys and TSI may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of Eclipsys Voting Common Stock (plus cash in lieu of fractional shares, if any, of Eclipsys Voting Common Stock as provided below). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Eclipsys and TSI, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Eclipsys Voting Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of TSI Common Stock which is not registered in the transfer records of TSI, a certificate representing the proper number of shares of Eclipsys Voting Common Stock may be issued to a transferee if the Certificate representing such TSI Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Eclipsys Voting Common Stock and cash in lieu of any fractional shares of Eclipsys Voting Common Stock as contemplated by this Section 2.02.

          (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Eclipsys Voting Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Eclipsys Voting Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (e) below until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Eclipsys Voting Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a

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     fractional share of Eclipsys Voting Common Stock to which such holder is entitled pursuant to subsection (e) below and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Eclipsys Voting Common Stock, and
     (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Eclipsys Voting Common Stock.

          (d) No Further Ownership Rights in TSI Common Stock. All shares of Eclipsys Voting Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to subsection (c) or (e) of this Section 2.02) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of TSI Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by TSI on such shares of TSI Common Stock in accordance with the terms of this Agreement (to the extent permitted under Section 5.01) prior to the date hereof and which remain unpaid at the Effective Time, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of TSI Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this
     Section 2.02.

          (e) No Fractional Shares. No certificate or scrip representing fractional shares of Eclipsys Voting Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Eclipsys. Notwithstanding any other provision of this Agreement, each holder of shares of TSI Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Eclipsys Voting Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Eclipsys Voting Common Stock multiplied by the average of the last reported sales prices of Eclipsys Voting Common Stock, as reported on the Nasdaq National Market, on each of the ten trading days immediately preceding the Closing Date.

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the stockholders of TSI for 180 days after the Effective Time shall be delivered to Eclipsys, upon demand, and any stockholders of TSI who have not previously complied with this Section 2.02 shall thereafter look only to Eclipsys for payment of their claim for Eclipsys Voting Common Stock, any cash in lieu of fractional shares of Eclipsys Voting Common Stock and any dividends or distributions with respect to Eclipsys Voting Common Stock.

          (g) No Liability. Neither Eclipsys nor TSI shall be liable to any holder of shares of TSI Common Stock or Eclipsys Voting Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h) Withholding Rights. Each of Eclipsys and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of TSI Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Eclipsys, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of TSI Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Eclipsys, as the case may be.

          (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Eclipsys Voting Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Eclipsys Voting Common Stock deliverable in respect thereof pursuant to this Agreement.

          (j) Affiliates. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any Affiliate (as defined in Section 6.10) of TSI shall not be exchanged until Eclipsys has received an Affiliate Agreement (as defined in Section 6.10) from such Affiliate.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF TSI

     TSI represents and warrants to Eclipsys and Sub that the statements contained in this Article III are true and correct except as set forth in the disclosure schedule delivered by TSI to Eclipsys on or before the date of this Agreement (the "TSI Disclosure Schedule"). The TSI Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article III and the disclosure in any section or paragraph shall qualify other sections and paragraphs in this Article III only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections and paragraphs.

     SECTION 3.01 Organization of TSI. Each of TSI and its Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a TSI Material Adverse Effect (as defined below). Except as set forth in the TSI SEC Reports (as defined in Section 3.04) filed prior to the date hereof, neither TSI nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by TSI and comprising less than five percent (5%) of the outstanding stock of such company. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. For purposes of this Agreement, the term "TSI Material Adverse Effect" means any effect that is, or would reasonably be expected to be, materially adverse to the financial condition, results of operations, cash flows, business or properties of TSI and its Subsidiaries, taken as a whole.

     SECTION 3.02 TSI Capital Structure.

     (a) The authorized capital stock of TSI consists of 30,000,000 shares of TSI Voting Common Stock, $.01 par value, 1,000,000 shares of TSI Non-Voting Common Stock, $.01 par value, and 1,000,000 shares of Preferred Stock, $.01 par value ("TSI Preferred Stock"). As of September 30, 1998, (i) 18,035,983 shares of TSI Voting Common Stock and 356,262 shares of TSI Non-Voting Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 297,928 shares of TSI Non-Voting Common Stock were reserved for issuance upon the exercise of certain warrants (the "TSI Warrants") having an exercise price of $.01 per share, and (iii) no shares of TSI Common Stock were held in the treasury of TSI or by Subsidiaries of TSI. Section 3.02 of the TSI Disclosure Schedule shows the number of shares of TSI Voting Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of September 30, 1998 and the plans under which such options were granted (collectively, the "TSI Stock Plans"). No material change in such capitalization has occurred between September 30, 1998 and the date of this Agreement. As of the date of this Agreement, none of the shares of TSI Preferred Stock is issued and outstanding. All shares of TSI Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of TSI or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of TSI Common Stock or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations of Subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock of each of TSI's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by TSI or another Subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in TSI's voting rights, charges or other encumbrances of any nature.

     (b) Except as set forth in this Section 3.02 or as reserved for future grants of options under the TSI Stock Plans, the TSI Warrants or the Eclipsys Stock Option Agreement, there are no equity securities of any class of TSI or any of its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in the TSI SEC Reports filed prior to the date hereof, in the Eclipsys Stock Option Agreement or disclosed in Section 3.02 of the TSI Disclosure Schedule, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which TSI or any of its Subsidiaries is a party or by which it is bound obligating TSI or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of TSI or any of its Subsidiaries or obligating TSI or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. No consent is required from the holders of TSI Stock Options (as defined below) in connection with the conversion of the TSI Stock Options into options to purchase Eclipsys Voting Common Stock as contemplated by
Section 6.12. To the best knowledge of TSI, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of TSI.

     SECTION 3.03 Authority; No Conflict; Required Filings and Consents.

     (a) TSI has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by TSI have been duly authorized by all necessary corporate action on the part of TSI, subject only to the approval of the Merger by TSI's stockholders under the MBCL. This Agreement has been duly executed and delivered by TSI and constitutes the valid and binding obligation of TSI, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

     (b) The execution and delivery of this Agreement by TSI does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Articles of Organization or Bylaws of TSI, each as amended to date, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which TSI or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to TSI or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses which are not, individually or in the aggregate, reasonably likely to have a TSI Material Adverse Effect.

     (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to TSI or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and any other documents or information requested by the United States Department of Justice or the United States Federal Trade Commission in connection therewith, (ii) the filing of the Articles of Merger with the Secretary of State of Massachusetts, (iii) the filing of the Joint Proxy Statement (as defined in Section 3.16 below) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a TSI Material Adverse Effect.

     SECTION 3.04 SEC Filings; Financial Statements.

     (a) TSI has filed and made available to Eclipsys all forms, reports and documents required to be filed by TSI with the SEC since April 18, 1996 other than registration statements on Form S-8 (collectively, the "TSI SEC Reports"). The TSI SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such TSI SEC Reports or necessary in order to make the statements in such TSI SEC Reports, in the light of the circumstances under which they were made, not misleading. None of TSI's Subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the TSI SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of TSI and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited balance sheet of TSI as of June 30, 1998 is referred to herein as the "TSI Balance Sheet."

     SECTION 3.05 No Undisclosed Liabilities. Except as disclosed in the TSI SEC Reports filed prior to the date hereof, and except for normal or recurring liabilities incurred since June 30, 1998 in the ordinary course of business consistent with past practices, TSI and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which individually or in the aggregate are reasonably likely to have a TSI Material Adverse Effect.

     SECTION 3.06 Absence of Certain Changes or Events. Except as disclosed in the TSI SEC Reports filed prior to the date hereof, from and after the date of the TSI Balance Sheet, TSI and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, during such period, there has not been (i) any material adverse change in the financial condition, results of operations, cash flows, business or properties, subject to the last sentence of this

Section 3.06 (a "Material Adverse Change") of TSI and its Subsidiaries, taken as a whole (other than changes that are the effect or result of economic factors affecting the economy as a whole or economic or market factors affecting the healthcare information systems industry generally) or any development or combination of developments of which the management of TSI is aware that, individually or in the aggregate, has had, or is reasonably likely to have, a TSI Material Adverse Effect (other than economic factors affecting the economy as a whole or economic or market factors affecting the healthcare information systems industry generally); (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to TSI or any of its Subsidiaries having a TSI Material Adverse Effect; (iii) any material change by TSI in its accounting methods, principles or practices to which Eclipsys has not previously consented in writing; (iv) any revaluation by TSI of any of its assets having a TSI Material Adverse Effect; or (v) any other action or event that would have required the consent of Eclipsys pursuant to Section 5.01 of this Agreement had such action or event occurred after the date of this Agreement and that, in the case of this clause (v), individually or in the aggregate, has had or is reasonably likely to have a TSI Material Adverse Effect. Notwithstanding the foregoing, the failure of TSI or Eclipsys to achieve any level of revenue and earnings at any time shall not of itself constitute a Material Adverse Change of TSI and its Subsidiaries, taken as a whole, or Eclipsys and its Subsidiaries, taken as a whole, as the case may be.

     SECTION 3.07 Taxes.

     (a) For the purposes of this Agreement, a "Tax" or, collectively, "Taxes" means any and all material federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

     (b) Each of TSI and its Subsidiaries has filed all Tax Returns that it was required to file, and all such Tax Returns were correct and complete. Each group of corporations with which TSI or any of its Subsidiaries has filed (or was required to file) consolidated, combined, unitary or similar Tax Returns (a "TSI Affiliated Group") has filed all such Tax Returns that it was required to file with respect to any period in which TSI or one of its Subsidiaries was a member of such TSI Affiliated Group (a "TSI Affiliated Period"), and all such Tax Returns were correct and complete. Each of TSI and its Subsidiaries has paid all Taxes (whether or not shown on such Tax Returns) that were due and payable, and each TSI Affiliated Group has paid all Taxes (whether or not shown on such Tax Returns) that were due and payable with respect to all TSI Affiliated Periods and with respect to which TSI or any of its Subsidiaries may be liable by operation of law or otherwise. The unpaid Taxes of TSI and its Subsidiaries for tax periods through the date of the TSI Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the TSI Balance Sheet (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles). The unpaid Taxes of TSI and its Subsidiaries for tax periods from the date of the TSI Balance Sheet through the Closing Date are attributable solely to the conduct of their businesses in the ordinary course and in a manner consistent with past practices. All Taxes that TSI or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. Each of the representations contained in this Section 3.07(b) shall be limited in its application to items which are reasonably likely, individually or in the aggregate, to have a TSI Material Adverse Effect.

     (c) No examination or audit by any Governmental Entity of any Tax Return of TSI, any of its Subsidiaries or any TSI Affiliated Group with respect to a TSI Affiliated Period is currently in progress or, to the knowledge of TSI and its Subsidiaries, threatened or contemplated, in each case, which involve claims that individually or in the aggregate are reasonably likely to have a TSI Material Adverse Effect. Neither TSI nor any of its Subsidiaries has been informed by any jurisdiction that the jurisdiction believes that TSI or any of its Subsidiaries was required to file any Tax Return that was not filed which failure or failures individually, or in the aggregate, are reasonably likely to have a TSI Material Adverse Effect.

     (d) Neither TSI nor any of its Subsidiaries is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of TSI and its Subsidiaries is subject to an election under Section 341(f) of the Code.

     (e) Neither TSI nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

     (f) None of TSI or any of its Subsidiaries is a party to any Tax allocation or sharing agreement.

     (g) None of TSI or any of its Subsidiaries has any material liability for Taxes of any person (other than TSI or any of its Subsidiaries (under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law)), as a transferee or successor, by contract, or otherwise.

     SECTION 3.08 Properties.

     (a) TSI does not own of record any real property.

     (b) All material real property leases of TSI and its Subsidiaries are in good standing, valid and effective in accordance with their respective terms, and neither TSI nor any of its Subsidiaries is in default under any of such leases, except where the lack of such good standing, validity or effectiveness or the existence of such default would not be reasonably likely to have a TSI Material Adverse Effect.

     SECTION 3.09 Intellectual Property.

     (a) TSI and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and mask works, any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of TSI and its Subsidiaries as currently conducted, or planned to be conducted, the absence of which would be reasonably likely to have a TSI Material Adverse Effect (the "TSI Intellectual Property Rights"). Section 3.09 of the TSI Disclosure Schedule sets forth a complete and accurate list of (i) all patents, registered copyrights, registered trademarks, registered service marks and all software programs, other than commercial, off-the-shelf software, subject to a perpetual license, in connection with which no future license fees or royalties are due ("Off-the-Shelf Software"), owned, used or licensed by or to TSI or any of its Subsidiaries and (ii) all other intellectual property that is licensed by or to TSI or any of its Subsidiaries that is used in or is necessary for the conduct of TSI's business. TSI has promulgated and used commercially reasonable efforts to enforce the trade secret protection program described in Section 3.09 of the TSI Disclosure Schedule.

     (b) Neither TSI nor any of its Subsidiaries is, or will as a result of the execution and delivery of this Agreement or the performance of TSI's obligations under this Agreement or otherwise be, in breach of any license, sublicense or other agreement relating to the TSI Intellectual Property Rights, or any material licenses, sublicenses and other agreements as to which TSI or any of its Subsidiaries is a party and pursuant to which TSI or any of its Subsidiaries is authorized to use any third party patents, trademarks or copyrights ("TSI Third Party Intellectual Property Rights"), including software which is used in the manufacture of, incorporated in, or forms a part of any product sold by or expected to be sold by TSI or any of its Subsidiaries, the breach of which would be reasonably likely to have a TSI Material Adverse Effect.

     (c) All patents, registered trademarks, registered service marks and registered copyrights which are held by TSI or any of its Subsidiaries and which are material to the business of TSI and its Subsidiaries, taken as a whole, are valid and subsisting. TSI (i) has not been sued in any suit, action or proceeding, or received in writing any claim or notice, which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and (ii) has no knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which infringement would reasonably be expected to have a TSI Material Adverse Effect.

     (d) Section 3.09 of the TSI Disclosure Schedule identifies each "year 2000" audit, report or investigation that has been performed by or on behalf of TSI with respect to its business and operations, and TSI has provided to Eclipsys true and correct copies of all such audits, reports or investigations. Except as set forth in such audits, reports and investigations, TSI is not aware of any failure to be Year 2000 Compliant of (i) any software products sold or licensed by TSI or any of its Subsidiaries to third parties or (ii) any computer software products used by or licensed to TSI or its Subsidiaries from third parties for internal use by TSI or its Subsidiaries. For purposes of this Agreement, "Year 2000 Compliant" means, with respect to each software product referred to in the prior sentence, that such system (i) will accurately receive, record, store, provide, recognize and process all date and time data from, during, into and between the twentieth and twenty-first centuries; (ii) will accurately perform all date-dependent calculations and operations (including, without limitation, mathematical operations, sorting, comparing and reporting) from, during, into and between the twentieth and twenty-first centuries; and (iii) will not malfunction, cease to function or provide invalid or incorrect results as a result of (x) the change of century, (y) date data, including date data which represents or references different centuries or more than one century or (z) the occurrence of any particular date; in each case without human intervention, other than original data entry; provided, in each case, that all applications, hardware and other systems used in conjunction with such system which are not owned or licensed by TSI correctly exchange date data with or provide data to such system. Except as set forth in Section 3.09(d) of the TSI Disclosure Statement, TSI has not provided any guarantee or warranty for any product sold or licensed, or services provided, by TSI to the effect that such product or service (i) complies with or accounts for the fact of the arrival of the year 2000 or (ii) will not be adversely affected with respect to functionally interoperability, performance or volume capacity (including without limitation the processing and reporting of data) by virtue of the arrival of the year 2000.

     SECTION 3.10 Agreements, Contracts and Commitments.  Except as set forth on
Section 3.10 of the TSI Disclosure Schedule, neither TSI nor any of its Subsidiaries, nor any of their respective assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under (i) any severance, termination or retirement agreement or any employment or consulting agreement providing for aggregate payments to any person in any calendar year in excess of $100,000 or continuing for more than one year, (ii) any agreement relating to the borrowing of money by TSI or any of its Subsidiaries or the guarantee by any TSI or any of its Subsidiaries of any such obligation (other than agreements evidencing trade payables or relating to borrowings or guarantees made in the ordinary course of business), (iii) any agreement which prohibits or restricts TSI or any of its Subsidiaries from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other person, (iv) any agreement involving TSI Intellectual Property Rights or TSI Third Party Intellectual Property Rights (other than Off-the-Shelf Software licenses) which provide for annual payments of $100,000 or more, (v) any agreement relating to the provision of computer software, computer hardware, data processing systems or equipment, network communication, transactional billing, management information or other technical systems or services, including maintenance with respect to the foregoing matters, to or by TSI or any of its Subsidiaries which provides for annual payments of $100,000 or more, (vi) any agreement relating to the purchase or lease of real property, and
(vii) any other agreement or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by TSI with the SEC as of the date of this Agreement (collectively, the "TSI Material Contracts"). With respect to each TSI Material Contract and except as disclosed in Section 3.10 of the TSI Disclosure Schedule: (i) the TSI Material Contract is in full force and effect;
(ii) neither TSI nor any of its Subsidiaries is in default or breach thereunder in any material respect; (iii) neither TSI nor any of its Subsidiaries has repudiated or waived any material provision of any such TSI Material Contract;
(iv) no other party to any such TSI Material Contract is, to the knowledge of TSI, in default or breach in any material respect or has repudiated or waived any material provision thereunder; (v) there exists no actual, or, to the knowledge of

TSI, threatened, cancellation, termination, or limitation of, or any amendment, modification, or change to, any TSI Material Contract; (vi) neither TSI nor any of its Subsidiaries has received formal notice that any party to a TSI Material Contract will not renew such contract at the end of its existing term; and (vii) no TSI Material Contract requires consent or notice in connection with the transactions contemplated by this Agreement. All of the indebtedness of TSI or any of its Subsidiaries for money borrowed is prepayable at any time without penalty or premium.

     SECTION 3.11 Litigation. Except as described in the TSI SEC Reports filed prior to the date hereof, there is no action, suit or proceeding, claim, arbitration or investigation against TSI or any of its Subsidiaries pending or as to which TSI or any such Subsidiary has received any written notice of assertion, which, individually or in the aggregate, is reasonably likely to have a TSI Material Adverse Effect or a material adverse effect on the ability of TSI to consummate the transactions contemplated by this Agreement.

     SECTION 3.12 Environmental Matters.

     (a) Except as disclosed in the TSI SEC Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to have a TSI Material Adverse Effect: (i) TSI and its Subsidiaries have complied with all applicable Environmental Laws (as defined in Section 3.12(b)); (ii) the properties currently owned or operated by TSI and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined in
Section 3.12(c)); (iii) the properties formerly owned or operated by TSI or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by TSI or any of its Subsidiaries; (iv) neither TSI nor any of its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on any third-party property; (v) neither TSI nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (vi) neither TSI nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that TSI or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither TSI nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving TSI or any of its Subsidiaries that could reasonably be expected to result in any claims, liabilities, investigations, costs or restrictions on the ownership, use or transfer of any property of TSI pursuant to any Environmental Law.

     (b) As used herein, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (i) the protection, investigation or restoration of the environment, health and safety, or natural resources, (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (iii) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

     (c) As used herein, the term "Hazardous Substance" means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

     SECTION 3.13 Employee Benefit Plans.

     (a) TSI has listed in Section 3.13 of the TSI Disclosure Schedule all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of TSI or any trade or business (whether or not incorporated) which is a member or which is under common control) within the meaning of Section 414 of the Code (an "ERISA Affiliate") with TSI or any Subsidiary of TSI (collectively, the "TSI Employee Plans").

     (b) With respect to each TSI Employee Plan, TSI has made available to Eclipsys a true and correct copy of (i) the most recent annual report (Form
5500) filed with the IRS, (ii) such TSI Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such TSI Employee Plan and (iv) the most recent actuarial report or valuation relating to a TSI Employee Plan subject to Title IV of ERISA.

     (c) With respect to the TSI Employee Plans, individually and in the aggregate, no event has occurred and, to the knowledge of TSI, there exists no condition or set of circumstances in connection with which TSI could be subject to any liability that is reasonably likely to have a TSI Material Adverse Effect under ERISA, the Code or any other applicable law.

     (d) With respect to the TSI Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of TSI, which obligations are reasonably likely to have a TSI Material Adverse Effect.

     (e) Except as disclosed in TSI SEC Reports filed prior to the date of this Agreement, and except as provided for in this Agreement, neither TSI nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of TSI or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving TSI of the nature contemplated by this Agreement, (ii) agreement with any officer of TSI providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of $100,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     SECTION 3.14 Compliance With Laws. TSI and each of its Subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a TSI Material Adverse Effect.

     SECTION 3.15 Accounting and Tax Matters. To its knowledge, after consulting with its independent auditors, neither TSI nor any of its Affiliates (as defined in Section 6.10) has taken or agreed to take any action which would
(i) prevent Eclipsys from accounting for the business combination to be effected by the Merger as a pooling of interests or (ii) prevent the Merger from constituting a transaction qualifying as a reorganization under 368(a) of the Code.

     SECTION 3.16 Registration Statement; Proxy Statement/Prospectus. The information to be supplied by TSI for inclusion in the registration statement on Form S-4 pursuant to which shares of Eclipsys Voting Common Stock issued in the Merger will be registered under the Securities Act (the "Registration Statement") shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by TSI for inclusion in the joint proxy statement/prospectus to be sent to the stockholders of Eclipsys and TSI in connection with the meeting of TSI's stockholders (the "TSI Stockholders' Meeting") to consider this Agreement and the Merger and in connection with the meeting of Eclipsys' stockholders (the "Eclipsys Stockholders' Meeting") to consider the issuance of shares of Eclipsys Voting

Common Stock pursuant to the Merger (the "Joint Proxy Statement") shall not, on the date the Joint Proxy Statement is first mailed to stockholders of TSI or Eclipsys, at the time of the TSI Stockholders' Meeting and the Eclipsys Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the TSI Stockholders' Meeting or the Eclipsys Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to TSI or any of its Affiliates, officers or directors should be discovered by TSI which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, TSI shall promptly inform Eclipsys.

     SECTION 3.17 Labor Matters. Neither TSI nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is TSI or any of its Subsidiaries the subject of any material proceeding asserting that TSI or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of the executive officers of TSI, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving TSI or any of its Subsidiaries.

     SECTION 3.18 Insurance; Risk Management. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by TSI or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of TSI and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a TSI Material Adverse Effect. The steps taken by TSI to manage the various risks incident to the business and operations of TSI and its Subsidiaries and their respective properties and assets are at least equivalent to those taken by persons engaged in similar businesses, except for any failures to take such steps that, individually or in the aggregate, are not reasonably likely to have a TSI Material Adverse Effect.

     SECTION 3.19 No Existing Discussions. Except for discussions or negotiations relating to the acquisition by TSI of the capital stock of HealthVISION, Inc. ("HealthVISION") not owned, as of the date hereof, by TSI (the "HealthVISION Acquisition") as of the date hereof, TSI is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 6.01).

     SECTION 3.20 Opinion of Financial Advisor. The financial advisor of TSI, BT Alex. Brown Incorporated, has delivered to the Board Directors of TSI an opinion dated the date of this Agreement to the effect that, as of the date of such opinion, the Exchange Ratio is fair, from a financial point of view, to the holders of TSI Common Stock.

     SECTION 3.21 Anti-Takeover Laws. No "fair price", "business combination", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation, including, without limitation, Chapter 110C of the General Laws of the Commonwealth of Massachusetts, is or will be applicable to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

     SECTION 3.22 Insider Trading Policies and Practices. Section 3.22 to the TSI Disclosure Schedule sets forth a copy of TSI's insider trading policy as in effect on the date hereof. TSI and each of its directors, officers and employees who are subject to such policy have complied in all material respects with the terms of such policy.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF ECLIPSYS AND SUB

     Eclipsys and Sub represent and warrant to TSI that the statements contained in this Article IV are true and correct except as set forth in the disclosure schedule delivered by Eclipsys to TSI on or before the date of this Agreement (the "Eclipsys Disclosure Schedule"). The Eclipsys Disclosure Schedule shall be arranged in paragraphs and sections corresponding to the numbered and lettered paragraphs and sections contained in this Article IV and the disclosure in any paragraph or section shall qualify other paragraphs and sections in this Article IV only to the extent that it is reasonably apparent from a reading of such document that it also qualifies or applies to such other paragraphs and sections.

     SECTION 4.01 Organization of Eclipsys and Sub. Each of Eclipsys and Sub and Eclipsys' other Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have an Eclipsys Material Adverse Effect (as defined below). Except as set forth in the Eclipsys SEC Reports (as defined in Section 4.04) filed prior to the date hereof, neither Eclipsys nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by Eclipsys and comprising less than five percent (5%) of the outstanding stock of such company. For purposes of this Agreement, the term "Eclipsys Material Adverse Effect" means any effect that is, or would reasonably be expected to be, materially adverse to the financial condition, results of operations, cash flows, business or properties of Eclipsys and its Subsidiaries, taken as a whole.

     SECTION 4.02 Eclipsys Capital Structure.

     (a) The authorized capital stock of Eclipsys consists of 200,000,000 shares of Eclipsys Voting Common Stock, $.01 par value, 5,000,000 shares of Non-Voting Common Stock, $.01 par value ("Eclipsys Non-Voting Common Stock" and, together with the Eclipsys Voting Common Stock, "Eclipsys Common Stock"), and 5,000,000 shares of Preferred Stock, $.01 par value ("Eclipsys Preferred Stock"). As of September 30, 1998, (i) 19,393,241 shares of Eclipsys Voting Common Stock and 896,431 shares of Eclipsys Non-Voting Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 962,833 shares of Eclipsys Non-Voting Common Stock were reserved for issuance upon the exercise of certain warrants (the "Eclipsys Warrants") having an exercise price of $.01 per share, and (iii) no shares of Eclipsys Common Stock were held in the treasury of Eclipsys or by Subsidiaries of Eclipsys. Section 4.02 of the Eclipsys Disclosure Schedule shows the number of shares of Eclipsys Voting Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of September 30, 1998 and the plans under which such options were granted (collectively, the "Eclipsys Stock Plans"). No material change in such capitalization has occurred between September 30, 1998 and the date of this Agreement. As of the date of this Agreement, none of the shares of Eclipsys Preferred Stock is issued and outstanding. All shares of Eclipsys Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of Eclipsys or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Eclipsys Common Stock or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations of Subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock of each of Eclipsys' Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by Eclipsys or another Subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Eclipsys' voting rights, charges or other encumbrances of any nature.

     (b) Except as set forth in this Section 4.02 or as reserved for future grants of options under the Eclipsys Stock Plans or the Eclipsys Warrant, there are no equity securities of any class of Eclipsys or any of its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in the Eclipsys SEC Reports (as defined in Section 4.04 below) filed prior to the date hereof or disclosed in Section 4.02 of the Eclipsys Disclosure Schedule, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Eclipsys or any of its Subsidiaries is a party or by which it is bound obligating Eclipsys or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Eclipsys or any of its Subsidiaries or obligating Eclipsys or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. To the best knowledge of Eclipsys, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Eclipsys.

     SECTION 4.03 Authority; No Conflict; Required Filings and Consents.

     (a) Each of Eclipsys and the Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by Eclipsys have been duly authorized by all necessary corporate action on the part of each of Eclipsys and Sub (including the approval of the Merger by Eclipsys as the sole stockholder of Sub), subject only to the approval of the Eclipsys Voting Proposals (as defined in Section 6.05) by Eclipsys' stockholders. This
Agreement has been duly executed and delivered by Eclipsys and the Sub and constitutes the valid and binding obligation of Eclipsys and the Sub, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception.

     (b) The execution and delivery of this Agreement by Eclipsys and the Sub does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of Eclipsys or Sub, each as amended to date, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Eclipsys or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Eclipsys or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses which are not, individually or in the aggregate, reasonably likely to have an Eclipsys Material Adverse Effect.

     (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Eclipsys or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification report under the HSR Act and any other documents or information requested by the United States Department of Justice or the United States Federal Trade Commission in connection herewith, (ii) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (iii) the filing of the Articles of Merger with the Secretary of State of Massachusetts, (iv) the filing of the Joint Proxy Statement with the SEC in accordance with the Exchange Act,
(v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have an Eclipsys Material Adverse Effect.

     SECTION 4.04 SEC Filings; Financial Statements.

     (a) Eclipsys has filed and made available to TSI all forms, reports and documents required to be filed by Eclipsys with the SEC since July 29, 1998 other than registration statements on Form S-8 (collectively, the "Eclipsys SEC Reports"). The Eclipsys SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Eclipsys SEC Reports or necessary in order to make the statements in such Eclipsys SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Eclipsys' Subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Eclipsys SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of Eclipsys and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited balance sheet of Eclipsys as of June 30, 1998 is referred to herein as the "Eclipsys Balance Sheet."

     SECTION 4.05 No Undisclosed Liabilities. Except as disclosed in the Eclipsys SEC Reports filed prior to the date hereof, and except for normal or recurring liabilities incurred since June 30, 1998 in the ordinary course of business consistent with past practices, Eclipsys and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which individually or in the aggregate, are reasonably likely to have an Eclipsys Material Adverse Effect.

     SECTION 4.06 Absence of Certain Changes or Events. Except as disclosed in the Eclipsys SEC Reports filed prior to the date hereof, from and after the date of the Eclipsys Balance Sheet, Eclipsys and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, during such period, there has not been (i) any Material Adverse Change in Eclipsys and its Subsidiaries, taken as a whole (other than changes that are the effect or result of economic factors affecting the economy as a whole or economic or market factors affecting the healthcare information systems industry generally) or any development or combination of developments of which the management of Eclipsys is aware that, individually or in the aggregate, has had, or is reasonably likely to have, an Eclipsys Material Adverse Effect (other than economic factors affecting the economy as a whole or economic or market factors affecting the healthcare information systems industry generally); (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Eclipsys or any of its Subsidiaries having an Eclipsys Material Adverse Effect; (iii) any material change by Eclipsys in its accounting methods, principles or practices to which TSI has not previously consented in writing; (iv) any revaluation by Eclipsys of any of its assets having an Eclipsys Material Adverse Effect; or (v) any other action or event that would have required the consent of TSI pursuant to Section 5.01 of this Agreement had such action or event occurred after the date of this Agreement and that, in the case of this clause (v), individually or in the aggregate, has had or is reasonably likely to have an Eclipsys Material Adverse Effect.

     SECTION 4.07 Taxes.

     (a) Each of Eclipsys and its Subsidiaries has filed all Tax Returns that it was required to file, and all such Tax Returns were correct and complete. Each group of corporations with which Eclipsys or any of its Subsidiaries has filed (or was required to file) consolidated, combined, unitary or similar Tax Returns (an "Eclipsys Affiliated Group") has filed all such Tax Returns that it was required to file with respect to any period in which Eclipsys or one of its Subsidiaries was a member of such Eclipsys Affiliated Group (an "Eclipsys Affiliated Period"), and all such Tax Returns were correct and complete. Each of Eclipsys and its Subsidiaries has paid all Taxes (whether or not shown on such Tax Returns) that were due and payable, and each Eclipsys Affiliated Group has paid all Taxes (whether or not shown on such Tax Returns) that were due and payable with respect to all Eclipsys Affiliated Periods and with respect to which Eclipsys or any of its Subsidiaries may be liable by operation of law or otherwise. The unpaid Taxes of Eclipsys and its Subsidiaries for tax periods through the date of the Eclipsys Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the Eclipsys Balance Sheet (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles). The unpaid Taxes of Eclipsys and its Subsidiaries for tax periods from the date of the Eclipsys Balance Sheet through the Closing Date are attributable solely to the conduct of their businesses in the ordinary course and in a manner consistent with past practices. All Taxes that Eclipsys or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. Each of the representations contained in this
Section 4.07(a) shall be limited in its application to items which are reasonably likely, individually or in the aggregate, to have an Eclipsys Material Adverse Effect.

     (b) No examination or audit by any Governmental Entity of any Tax Return of Eclipsys, any of its Subsidiaries or any Eclipsys Affiliated Group with respect to an Eclipsys Affiliated Period is currently in progress or, to the knowledge of Eclipsys and its Subsidiaries, threatened or contemplated, in each case, which involve claims that individually or in the aggregate are reasonably likely to have an Eclipsys Material Adverse Effect. Neither Eclipsys nor any of its Subsidiaries has been informed by any jurisdiction that the jurisdiction believes that Eclipsys or any of its Subsidiaries was required to file any Tax Return that was not filed which failure or failures individually, or in the aggregate, are reasonably likely to have an Eclipsys Material Adverse Effect.

     (c) Neither Eclipsys nor any of its Subsidiaries is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of Eclipsys and its Subsidiaries is subject to an election under Section 341(f) of the Code.

     (d) Neither Eclipsys nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

     (e) None of Eclipsys or any of its Subsidiaries is a party to any Tax allocation or sharing agreement.

     (f) None of Eclipsys or any of its Subsidiaries has any material liability for Taxes of any person (other than Eclipsys and any of its Subsidiaries (under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law)), as a transferee or successor by contract, or otherwise.

     SECTION 4.08 Properties.

     (a) Eclipsys does not own of record any real property.

     (b) All material real property leases of Eclipsys and its Subsidiaries are in good standing, valid and effective in accordance with their respective terms, and neither Eclipsys nor its Subsidiaries is in default under any of such leases, except where the lack of such good standing, validity or effectiveness or the existence of such default would not be reasonably likely to have an Eclipsys Material Adverse Effect.

     SECTION 4.09 Intellectual Property.

     (a) Eclipsys and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and mask works, any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Eclipsys and its Subsidiaries as currently conducted, or planned to be conducted, the absence of which would be reasonably likely to have an Eclipsys Material Adverse Effect (the "Eclipsys Intellectual Property Rights").

     (b) Neither Eclipsys nor any of its Subsidiaries is, or will as a result of the execution and delivery of this Agreement or the performance of Eclipsys' obligations under this Agreement or otherwise be, in breach of any license, sublicense or other agreement relating to the Eclipsys Intellectual Property Rights, or any material licenses, sublicenses and other agreements as to which Eclipsys or any of its Subsidiaries is a party and pursuant to which Eclipsys or any of its Subsidiaries is authorized to use any third party patents, trademarks or copyrights ("Eclipsys Third Party Intellectual Property Rights"), including software which is used in the manufacture of, incorporated in, or forms a part of any product sold by or expected to be sold by Eclipsys or any of its Subsidiaries, the breach of which would be reasonably likely to have an Eclipsys Material Adverse Effect.

     (c) All patents, registered trademarks, registered service marks and registered copyrights which are held by Eclipsys or any of its Subsidiaries and which are material to the business of Eclipsys and its Subsidiaries, taken as a whole, are valid and subsisting. Eclipsys (i) has not been sued in any suit, action or proceeding, or received in writing any claim or notice, which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and
(ii) has no knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which infringement would reasonably be expected to have an Eclipsys Material Adverse Effect.

     SECTION 4.10 Agreements, Contracts and Commitments. Eclipsys has not breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any agreement, contract or commitment filed as an exhibit to the Eclipsys SEC Reports (collectively, "Eclipsys Material Contracts") in such a manner as, individually or in the aggregate, are reasonably likely to have an Eclipsys Material Adverse Effect. Each Eclipsys Material Contract that has not expired by its terms is in full force and effect.

     SECTION 4.11 Litigation. Except as described in the Eclipsys SEC Reports filed prior to the date hereof, there is no action, suit or proceeding, claim, arbitration or investigation against Eclipsys or any of its Subsidiaries pending or as to which Eclipsys or any such Subsidiary has received any written notice of assertion, which, individually or in the aggregate, is reasonably likely to have an Eclipsys Material Adverse Effect or a material adverse effect on the ability of Eclipsys to consummate the transactions contemplated by this Agreement.

     SECTION 4.12 Environmental Matters. Except as disclosed in the Eclipsys SEC Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to have an Eclipsys Material Adverse Effect: (i) Eclipsys and its Subsidiaries have complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by Eclipsys and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by Eclipsys or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by Eclipsys or any of its Subsidiaries; (iv) neither Eclipsys nor any of its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on any third-party property; (v) neither Eclipsys nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (vi) neither Eclipsys nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that Eclipsys or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither Eclipsys nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving Eclipsys or any of its Subsidiaries that could reasonably be expected to result in any claims, liabilities, investigations, costs or restrictions on the ownership, use or transfer of any property of Eclipsys pursuant to any Environmental Law.

     SECTION 4.13 Employee Benefit Plans.

     (a) Eclipsys has listed in Section 4.13 of the Eclipsys Disclosure Schedule all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all material unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Eclipsys or any ERISA Affiliate of Eclipsys, or any Subsidiary of Eclipsys (collectively, the "Eclipsys Employee Plans").

     (b) With respect to each Eclipsys Employee Plan, Eclipsys has made available to TSI, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Eclipsys Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Eclipsys Employee Plan and (iv) the most recent actuarial report or valuation relating to an Eclipsys Employee Plan subject to Title IV of ERISA.

     (c) With respect to the Eclipsys Employee Plans, individually and in the aggregate, no event has occurred and, to the knowledge of Eclipsys, there exists no condition or set of circumstances in connection with which Eclipsys could be subject to any liability that is reasonably likely to have an Eclipsys Material Adverse Effect under ERISA, the Code or any other applicable law.

     (d) With respect to the Eclipsys Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of Eclipsys, which obligations are reasonably likely to have an Eclipsys Material Adverse Effect.

     (e) Except as disclosed in Eclipsys SEC Reports filed prior to the date of this Agreement, and except as provided for in this Agreement, neither Eclipsys nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of Eclipsys or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Eclipsys of the nature contemplated by this Agreement, (ii) agreement with any officer of Eclipsys providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of $100,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     SECTION 4.14 Compliance With Laws. Eclipsys and each of its Subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have an Eclipsys Material Adverse Effect.

     SECTION 4.15 Accounting and Tax Matters. To its knowledge, after consulting with its independent auditors, neither Eclipsys nor any of its Affiliates has taken or agreed to take any action which would (i) prevent Eclipsys from accounting for the business combination to be effected by the Merger as a pooling of interests or (ii) prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

     SECTION 4.16 Registration Statement; Proxy Statement/Prospectus. The information to be supplied by Eclipsys for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by Eclipsys for inclusion in the Joint Proxy Statement shall not, on the date the Joint Proxy Statement is first mailed to stockholders of Eclipsys or TSI, at the time of the

Eclipsys Stockholders' Meeting and the TSI Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Eclipsys Stockholders' Meeting or the TSI Stockholders' Meetings which has become false or misleading. If at any time prior to the Effective Time any event relating to Eclipsys or any of its Affiliates, officers or directors should be discovered by Eclipsys which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Eclipsys shall promptly inform TSI.

     SECTION 4.17 Labor Matters. Neither Eclipsys nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is Eclipsys or any of its Subsidiaries the subject of any material proceeding asserting that Eclipsys or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of the executive officers of Eclipsys, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Eclipsys or any of its Subsidiaries.

     SECTION 4.18 Insurance; Risk Management. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Eclipsys or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Eclipsys and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have an Eclipsys Material Adverse Effect. The steps taken by Eclipsys to manage the various risks incident to the business and operations of Eclipsys and its Subsidiaries and their respective properties and assets are at least equivalent to those taken by persons engaged in similar businesses, except for any failures to take such steps that, individually or in the aggregate, are not reasonably likely to have an Eclipsys Material Adverse Effect.

     SECTION 4.19 No Existing Discussions. Except for discussions or negotiations relating to possible acquisitions by Eclipsys of those companies previously disclosed by Eclipsys to TSI ("Eclipsys Possible Acquisitions"), as of the date hereof, Eclipsys is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 6.01).

     SECTION 4.20 Opinion of Financial Advisor. The financial advisor of Eclipsys, Morgan Stanley & Co. Incorporated, has delivered to the Board of Directors of Eclipsys an opinion dated the date of this Agreement to the effect that the Exchange Ratio is fair to Eclipsys from a financial point of view.

     SECTION 4.21 Anti-Takeover Laws. No "fair price", "business combination", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation is or will be applicable to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

     SECTION 4.22 Insider Trading Policies and Practices. Section 4.22 to the Eclipsys Disclosure Schedule sets forth a copy of Eclipsys' insider trading policy as in effect on the date hereof. Eclipsys and each of its directors, officers and employees who are subject to such policy have complied in all material respects with the terms of such policy.

     SECTION 4.23 Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

                                   ARTICLE V

                              CONDUCT OF BUSINESS

     SECTION 5.01 Covenants of TSI. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, TSI agrees as to itself and its Subsidiaries (except to the extent that Eclipsys shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors and others having business dealings with it. TSI shall promptly notify Eclipsys of any material event or occurrence not in the ordinary course of business. Except as expressly contemplated by this Agreement, TSI shall not (and shall not permit any of its Subsidiaries to), without the written consent of Eclipsys:

          (a) Accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock plan of such party or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

          (b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to such party;

          (c) Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of TSI Common Stock pursuant to the exercise of options outstanding on the date of this Agreement or the TSI Warrants;

          (d) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets (other than inventory and other items in the ordinary course of business), except for (i) any such acquisitions involving aggregate consideration (including assumed indebtedness) of not more than $1,000,000 or (ii) subject to Section 5.04, the HealthVISION Acquisition;

          (e) Sell, lease, license or otherwise dispose of any of its material properties or assets, except for transactions in the ordinary course of business;

          (f) (i) Increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees (other than officers) in accordance with past practices, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any employees or officers, (iii) enter into any collective bargaining agreement (other than as required by law or extensions to existing agreements in the ordinary course of business), (iv) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

          (g) Amend or propose to amend its charter or bylaws, except as contemplated by this Agreement;

          (h) Incur any indebtedness for borrowed money other than pursuant to credit agreements in effect as of the date hereof;

          (i) Initiate, compromise or settle any material litigation or arbitration proceeding (other than as a result of a breach of this Agreement);

          (j) Except in the ordinary course of business, modify, amend or terminate any TSI Material Contract or waive, release or assign any material rights or claims;

          (k) Change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP; or

          (l) Take, or agree in writing or otherwise to take, any of the actions described in paragraphs (a) through (k) above.

     SECTION 5.02 Covenants of Eclipsys. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Eclipsys agrees as to itself and its Subsidiaries (except to the extent that TSI shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors and others having business dealings with it. Eclipsys shall promptly notify TSI of any material event or occurrence not in the ordinary course of business. Except as expressly contemplated by this Agreement, Eclipsys shall not (and shall not permit any of its Subsidiaries to), without the written consent of TSI:

          (a) Accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock plan of such party or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

          (b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to such party;

          (c) Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the grant of options consistent with past practices to employees, which options represent in the aggregate the right to acquire no more than 200,000 shares (net of cancellations) of Eclipsys Common Stock, (ii) the issuance of shares of Eclipsys Common Stock pursuant to the exercise of options outstanding on the date of this Agreement or the Eclipsys Warrants or (iii) the issuance of Eclipsys Common Stock in connection with any Eclipsys Permitted Acquisition (as defined below);

          (d) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets (other than inventory and other items in the ordinary course of business), except for (i) any Eclipsys Possible Acquisition or (ii) any other such acquisitions involving aggregate consideration (including assumed indebtedness) of not more than $100,000,000 (Eclipsys Possible Acquisitions and such other acquisitions being collectively referred to as "Eclipsys Permitted Acquisitions");

          (e) Sell, lease, license or otherwise dispose of any of its material properties or assets, except for transactions in the ordinary course of business;

          (f) (i) Increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees (other than officers) in accordance with past practices, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any employees or officers, (iii) enter into any collective bargaining agreement (other than as required by law or extensions to existing agreements in the ordinary course of business), (iv) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

          (g) Amend or propose to amend its charter or bylaws, except as contemplated by this Agreement;

          (h) Take, or agree in writing or otherwise to take, any of the actions described in paragraphs (a) through (f) above.

     SECTION 5.03 Cooperation. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Eclipsys and TSI shall confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby.

     SECTION 5.04 HealthVISION Acquisition. TSI shall use its best efforts to cause the HealthVISION Acquisition to be closed as promptly as reasonably practicable following the execution of this Agreement upon terms at least as favorable to TSI as those set forth in that certain Agreement and Plan of Reorganization dated October 28, 1998 among HealthVISION, TSI and the other parties identified therein. TSI shall keep Eclipsys reasonably apprised as to the status of its progress toward closing the HealthVISION Acquisition.

     SECTION 5.05 Voting Agreements. Concurrently with the execution of this Agreement, and in order to induce Eclipsys and TSI, respectively, to enter into this Agreement, (i) Eclipsys is entering into Voting Agreements, substantially in the form attached hereto as Exhibit A-1, with Warburg, Pincus Ventures, L.P. ("Warburg"), Robert Raco, Christine Shapleigh and Donald Cook, and (ii) TSI is entering into Voting Agreements, substantially in the form attached hereto as Exhibit A-2, with General Atlantic Partners 28, L.P., General Atlantic Partners 38, L.P., General Atlantic Partners 47, L.P., General Atlantic Partners 48, L.P., GAP Coinvestment Partners, L.P., Partners HealthCare System, Inc., Harvey Wilson and Wilfam Ltd.

     SECTION 5.06 Eclipsys Permitted Acquisitions. Eclipsys shall notify TSI at any time that Eclipsys believes it has become reasonably likely that a definitive agreement will be executed with respect to an Eclipsys Permitted Acquisition or that an Eclipsys Permitted Acquisition will be completed, and shall thereafter keep TSI reasonably apprised as to the status of such Eclipsys Permitted Acquisition.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     SECTION 6.01 No Solicitation.

     (a) TSI and Eclipsys each shall not, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent of such party (i) solicit, initiate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transaction involving such party or any of its Subsidiaries, other than the transactions contemplated by this Agreement and other than, in the case of Eclipsys, transactions constituting Eclipsys Permitted Acquisitions (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to or recommend any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent TSI or Eclipsys, or their respective Boards of Directors, from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or recommending an unsolicited bona fide written Acquisition Proposal by such person or entity or recommending an unsolicited bona fide written Acquisition Proposal to the stockholders of such party, if and only to the extent that (1) the Board of Directors of such party believes in good faith (after consultation with its financial advisor) that such Acquisition Proposal is reasonably capable of being completed on the terms proposed and, after taking into account, among other relevant factors, the strategic benefits anticipated to be derived from the Merger and the long-term prospects of TSI and Eclipsys as a combined company, would, if consummated, result in a transaction more favorable to the stockholders of such party than the transactions contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of such party determines in good faith after consultation with outside legal counsel that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, such Board of Directors receives from such person or entity an executed confidentiality agreement with terms no less favorable to such party than those contained in that certain letter agreement dated October 2, 1998 between TSI and Eclipsys regarding the confidentiality of certain materials (the "Confidentiality Agreement"); or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

     (b) TSI and Eclipsys shall each notify the other party immediately after receipt by TSI or Eclipsys (or their advisors) of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of such party by any person or entity that informs such party that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Such party shall continue to keep the other party hereto informed, on a current basis, of the status of any such discussions or negotiations and the terms being discussed or negotiated.

     SECTION 6.02 Proxy Statement/Prospectus; Registration Statement.

     (a) As promptly as practical after the execution of this Agreement, Eclipsys and TSI shall prepare and file with the SEC the Joint Proxy Statement, and Eclipsys shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus, provided that Eclipsys may delay the filing of the Registration Statement until approval of the Joint Proxy Statement by the SEC. Eclipsys and TSI shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practical. The Joint Proxy Statement, and any amendment or supplement thereto, shall include the recommendation of the Board of Directors of TSI in favor of this Agreement and the Merger and the recommendation of the Board of Directors of Eclipsys in favor of the issuance of shares of Eclipsys Voting Common Stock pursuant to the Merger; provided that the Board of Directors of either party may withdraw such recommendation and refrain from soliciting proxies if such Board of Directors believes in good faith after consultation with outside legal counsel that the withdrawal of such recommendation is necessary for such Board of Directors to comply with its fiduciary duties under applicable law.

     (b) Eclipsys and TSI shall make all necessary filings with respect to the Merger under the Securities Act, the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder.

     SECTION 6.03 Nasdaq Quotation. Each of Eclipsys and TSI agrees to continue the quotation of Eclipsys Voting Common Stock and TSI Voting Common Stock, as the case may be, on the Nasdaq National Market during the term of this Agreement.

     SECTION 6.04 Access to Information. Upon reasonable notice, TSI and Eclipsys shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of TSI and Eclipsys shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is non-public in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 6.04 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

     SECTION 6.05 Stockholders' Meetings. TSI and Eclipsys shall each call a meeting of its respective stockholders to be held as promptly as practicable for the purpose of voting, in the case of TSI, upon this Agreement and the Merger and, in the case of Eclipsys, upon (i) the issuance of shares of Eclipsys Voting Common Stock pursuant to the Merger, and (ii) the election of directors of Eclipsys in accordance with Section 1.04 (collectively, the "Eclipsys Voting Proposals"). Subject to Sections 6.01 and 6.02, TSI and Eclipsys will, through their respective Boards of Directors, recommend to their respective stockholders approval of such matters and will coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day and as soon as practicable after the date hereof. Subject to
Section 6.02, each party shall use all reasonable efforts to solicit from stockholders of such party proxies in favor of such matters.

     SECTION 6.06 Legal Conditions to Merger.

     (a) TSI and Eclipsys shall each use their best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable law to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) obtain from any Governmental Entity any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by TSI or Eclipsys or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the Merger, and
(iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (B) the HSR Act and any related governmental request thereunder, and (C) any other applicable law. TSI and Eclipsys shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. TSI and Eclipsys shall use their best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Joint Proxy Statement and the

Registration Statement) in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, TSI shall use its best efforts to cause HealthVISION to prepare and deliver for inclusion in the Joint Proxy Statement and the Registration Statement any financial statements of HealthVISION and its subsidiaries required by the rules of the SEC to be included therein.

     (b) Eclipsys and TSI agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective best efforts to obtain any government clearances or approvals required for the Closing under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"), to respond to any government requests for information under any Antitrust Law, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement under any Antitrust Law. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law. In the event of a challenge to the transactions contemplated by this Agreement pursuant to the HSR Act, TSI and Eclipsys shall use their best efforts to defeat such challenge, including by institution and defense of litigation, or to settle such challenge on terms that permit the consummation of the Merger; provided, however, that nothing herein shall require either party to agree to divest or hold separate any portion of its business or otherwise take action that could reasonably be expected to have a TSI Material Adverse Effect or an Eclipsys Material Adverse Effect. Without limiting the foregoing, in the event that either the Federal Trade Commission or the Antitrust Division of the United States Department of Justice issues a Request for Additional Information or Documentary Material under 17 C.F.R. sec. 803.20 (a "Second Request"), then TSI and Eclipsys each agree to use their best efforts to respond fully to such Second Request within 20 days after its receipt and shall promptly make any further filings or information submissions and make any employee available for interview or testimony pursuant to the foregoing (both before and after any Second Request) that may be necessary, proper or advisable. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action.

     (c) Each of TSI and Eclipsys shall give (and shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their best efforts to obtain any third-party consents related to or required in connection with the Merger that are (i) necessary to consummate the transactions contemplated hereby, (ii) disclosed or required to be disclosed in the TSI Disclosure Schedule or the Eclipsys Disclosure Schedule, as the case may be, or (iii) required to prevent a TSI Material Adverse Effect or an Eclipsys Material Adverse Effect from occurring prior to or after the Effective Time.

     SECTION 6.07 Public Disclosure. Eclipsys and TSI shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or the Nasdaq National Market, and in any event in accordance with the terms of the Confidentiality Agreement.

     SECTION 6.08 Tax-Free Reorganization. Eclipsys and TSI shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 6.09 Pooling Accounting. From and after the date hereof and until the Effective Time, neither TSI nor Eclipsys, nor any of their respective Subsidiaries shall knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the treatment of the Merger as a pooling of interests for accounting purposes.

     SECTION 6.10 Affiliate Agreements. Upon the execution of this Agreement, Eclipsys and TSI will provide each other with a list of those persons who are, in Eclipsys' or TSI's respective reasonable judgment, "affiliates" of Eclipsys or TSI, respectively, within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145") (each such person who is an "affiliate" of Eclipsys or TSI within the meaning of Rule 145 is referred to as an "Affiliate"). Eclipsys and TSI shall provide each other with such information and documents as TSI or Eclipsys shall reasonably request for purposes of reviewing such list and shall notify the other party in writing regarding any change in the identity of its Affiliates prior to the Closing Date. TSI and Eclipsys shall each use its best efforts to deliver or cause to be delivered to each other by November 20, 1998 (and in any case prior to the Effective Time) from each of its Affiliates, an executed Affiliate Agreement, in form attached hereto as Exhibit B-1, in the case of Affiliates of TSI, and in the form attached hereto as Exhibit B-2, in the case of Affiliates of Eclipsys (each, an "Affiliate Agreement"). Eclipsys shall be entitled to place appropriate legends on the certificates evidencing any Eclipsys Voting Common Stock to be received by such Affiliates of TSI pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Eclipsys Voting Common Stock, consistent with the terms of the Affiliate Agreements (provided that such legends or stop transfer instructions shall be removed, two years after the Effective Date, upon the request of any stockholder that is not then an Affiliate of Eclipsys).

     SECTION 6.11 Nasdaq Quotation. Eclipsys shall use its best efforts to cause the shares of Eclipsys Voting Common Stock to be issued in the Merger to be approved for quotation on the Nasdaq National Market, subject to official notice of issuance, prior to the Closing Date.

     SECTION 6.12 Stock Plans and Warrants.

     (a) At the Effective Time, each outstanding option to purchase shares of TSI Voting Common Stock (a "TSI Stock Option") under the TSI Stock Plans, whether vested or unvested, shall be deemed to constitute an option to acquire, but otherwise on the same terms and conditions as were applicable under such TSI Stock Option, the same number of shares of Eclipsys Voting Common Stock as the holder of such TSI Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded downward to the nearest whole number), at a price per share (rounded upward to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of TSI Voting Common Stock purchasable pursuant to such TSI Stock Option immediately prior to the Effective Time divided by (z) the number of full shares of Eclipsys Voting Common Stock deemed purchasable pursuant to such TSI Voting Stock Option in accordance with the foregoing. The adjustment pursuant to this Section 6.12(a) is intended to comply with Section 424(a) of the Code with respect to any options which are incentive stock options and shall be construed consistent with Section 424(a) of the Code.

     (b) At the Effective Time, each outstanding TSI Warrant shall be deemed to constitute a warrant to acquire, on the same terms and conditions as were applicable under such TSI Warrant, the number of shares of Eclipsys Voting Common Stock at the price per share as shall be determined under the existing terms of the respective TSI Warrant.

     (c) As soon as practicable after the Effective Time, Eclipsys shall deliver to the participants in the TSI Stock Plans appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to the TSI Stock Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.12 after giving effect to the Merger).

     (d) Eclipsys shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Eclipsys Voting Common Stock for delivery under the TSI Stock Plans assumed in accordance with this Section 6.12 and the TSI Warrants. As soon as practicable after the Effective Time, Eclipsys shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Eclipsys Voting Common Stock subject to such options, and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

     (e) The Board of Directors of TSI shall, prior to or as of the Effective Time, take any necessary actions, pursuant to and in accordance with the terms of the TSI Stock Plans and the instruments evidencing the TSI Stock Options, to provide for the conversion of the TSI Stock Options into options to acquire Eclipsys Voting Common Stock in accordance with this Section 6.12.

     (f) TSI shall terminate its Employee Stock Purchase Plan (the "Stock Purchase Plan") as of or prior to the Effective Time; provided, however, that, in accordance with Section 17 of the Stock Purchase Plan, said termination shall not affect the rights of participants in the Stock Purchase Plan to purchase shares pursuant to the current offering under the Stock Purchase Plan which commenced on October 1, 1998 and which terminates on March 31, 1999. Eclipsys and TSI acknowledge and agree that, assuming that the Effective Time of the Merger occurs prior to April 1, 1999, participants in the current offering under the Stock Purchase Plan shall have the right to purchase a number of shares of Eclipsys Voting Common Stock determined by applying the Exchange Ratio to the number of shares of TSI Voting Common Stock that such participants would have been entitled to purchase had the Merger not been completed at such time and that such purchase shall occur at an exercise price equal to 85% of the lower of
(x) the market value (determined in accordance with the Stock Purchase Plan) of TSI Common Stock as of October 1, 1998 or (y) the product of (I) the Exchange Ratio and (II) the market value (determined in accordance with the Stock Purchase Plan) of Eclipsys Voting Common Stock as of March 31, 1999, all subject to and in accordance with the terms of the Stock Purchase Plan.

     SECTION 6.13 Brokers or Finders. Each of Eclipsys and TSI represents, as to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Morgan Stanley & Co. Incorporated, whose fees and expenses will be paid by Eclipsys in accordance with Eclipsys' agreement with such firm (a copy of which has been delivered by Eclipsys to TSI prior to the date of this Agreement), and BT Alex. Brown Incorporated whose fees and expenses will be paid by TSI in accordance with TSI's agreement with such firm (a copy of which has been delivered by TSI to Eclipsys prior to the date of this Agreement). Each of Eclipsys and TSI agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or any of its Affiliates.

     SECTION 6.14 Indemnification.

     (a) From and after the Effective Time, Eclipsys agrees that it will, and will cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of TSI (the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that TSI would have been permitted under Massachusetts law and its articles of organization or bylaws in effect on the date hereof to indemnify such Indemnified Party (and Eclipsys and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification).

     (b) For a period of three (3) years after the Effective Time, Eclipsys shall cause the Surviving Corporation to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by TSI's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Eclipsys) with coverage in amount and scope at least as favorable as TSI's existing coverage; provided, that in no event shall Eclipsys or the Surviving Corporation be required to expend in excess of 200% of the annual premium currently paid by TSI for such coverage (currently $203,500), except to the extent such excess is attributable to Eclipsys' claims history or price increases in the market for such insurance that is unrelated to TSI specifically; and if such premium would at any time exceed such limitation, the Surviving Corporation shall maintain insurance policies that provide the maximum and best coverage available at an annual premium equal to such limitation; and provided further that, if any legal action had been pending at any time subsequent to the second anniversary of the Effective Time against any person currently covered by TSI's directors' and officers' liability insurance policy that would be covered in whole or in part by such policy, the Surviving Corporation shall thereafter continue to maintain such policy in effect (subject to the foregoing proviso) until the fifth anniversary of the Effective Time.

     (c) The provisions of this Section 6.14 are intended to be in addition to the rights otherwise available to the current officers and directors of TSI by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

     SECTION 6.15 Letter of Eclipsys' Accountants. Eclipsys shall use reasonable efforts to cause to be delivered to TSI and Eclipsys a letter of PricewaterhouseCoopers LLP, Eclipsys' independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to TSI, in form reasonably satisfactory to TSI and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     SECTION 6.16 Letter of TSI's Accountants. TSI shall use reasonable efforts to cause to be delivered to Eclipsys and TSI letters of PricewaterhouseCoopers LLP, TSI's independent auditors, and Ernst & Young LLP, HealthVISION's auditors, each dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Eclipsys, in form reasonably satisfactory to Eclipsys and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     SECTION 6.17 Warburg Registration Rights Agreement. Eclipsys shall use its reasonable efforts to amend its existing Second Amended and Restated Registration Rights Agreement, dated January 1998, among Eclipsys and certain of its stockholders (the "Registration Rights Agreement") (i) to add Warburg as a "Designated Holder" (as defined in the Registration Rights Agreement) for all purposes of the Registration Rights Agreement and (ii) to provide Warburg with one demand registration pursuant to Section 3(a) of the Registration Rights Agreement, which demand may not be exercised prior to January 1, 2000. In the event Eclipsys is unable for any reason to amend the Registration Rights Agreement as provided in the immediately preceding sentence, Eclipsys shall enter into a registration rights agreement with Warburg, containing the foregoing terms and otherwise substantially identical to the Registration Rights Agreement, except that the only Designated Holder therein shall be Warburg (such agreement, either as the amendment to the Registration Rights Agreement or the separate registration rights agreement, the "Warburg Registration Rights Agreement").

                                  ARTICLE VII

                              CONDITIONS TO MERGER

     SECTION 7.01 Conditions to Each Party's Obligation To Effect the
Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of two-thirds of the outstanding shares of TSI Voting Common Stock and the Eclipsys Voting Proposals shall have been approved by the affirmative vote of the holders of a majority of the shares of Eclipsys Voting Common Stock present or represented at the Eclipsys Stockholders' Meeting at which a quorum is present.

          (b) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (c) Approvals. Other than the filing provided for by Section 1.01, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure of which to file, obtain or occur is reasonably likely to have an Eclipsys Material Adverse Effect or a TSI Material Adverse Effect shall have been filed, been obtained or occurred.

          (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (e) No Injunctions. No Governmental Entity or federal, state or foreign court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (each an "Order") or statute, rule, regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (f) Pooling Letters. Eclipsys and TSI shall each have received a letter from PricewaterhouseCoopers LLP addressed to Eclipsys and TSI, respectively, regarding its concurrence with management's conclusions as to the appropriateness of pooling-of-interests accounting under Accounting Principles Board Opinion No. 16 for the Merger, as contemplated to be effected as of the date of the letter, it being agreed that Eclipsys and TSI shall each provide reasonable cooperation to PricewaterhouseCoopers LLP, to enable them to issue such a letter.

          (g) Nasdaq. The shares of Eclipsys Voting Common Stock to be issued in the Merger shall have been approved for quotation on the Nasdaq National Market.

     SECTION 7.02 Additional Conditions to Obligations of Eclipsys and Sub. The obligations of Eclipsys and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Eclipsys:

          (a) Representations and Warranties. The representations and warranties of TSI set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except (i) for changes contemplated by this Agreement and (ii) in the case of representations and warranties that are not qualified as to materiality, where the failures to be true and correct, individually or in the aggregate, have not had and are not reasonably likely to have a TSI Material Adverse Effect or a material adverse effect upon the consummation of the transactions contemplated hereby; and Eclipsys shall have received a certificate signed on behalf of TSI by the chief executive officer and the chief financial officer of TSI to such effect.

          (b) Performance of Obligations of TSI. TSI shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Eclipsys shall have received a certificate signed on behalf of TSI by the chief executive officer and the chief financial officer of TSI to such effect.

          (c) Tax Opinion. Eclipsys shall have received a written opinion from Hale and Dorr LLP, counsel to Eclipsys, to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code.

          (d) Dissenting Shares. The total number of Dissenting Shares shall not be greater than 5% of the total number of shares of TSI Common Stock outstanding immediately prior to the Effective Date.

     SECTION 7.03 Additional Conditions to Obligations of TSI. The obligation of TSI to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by TSI:

          (a) Representations and Warranties. The representations and warranties of Eclipsys and Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except (i) for changes contemplated by this Agreement and (ii) in the case of representations and warranties that are not qualified as to materiality, where the failures to be true and correct, individually or in the aggregate, have not had and are not reasonably likely to have an Eclipsys Material Adverse Effect or a material adverse effect upon the consummation of the transactions contemplated hereby; and TSI shall have received a certificate signed on behalf of Eclipsys by the chief executive officer and the chief financial officer of Eclipsys to such effect.

          (b) Performance of Obligations of Eclipsys and Sub. Eclipsys and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and TSI shall have received a certificate signed on behalf of Eclipsys by the chief executive officer and the chief financial officer of Eclipsys to such effect.

          (c) Tax Opinion. TSI shall have received the opinion of Foley, Hoag & Eliot LLP, counsel to TSI, to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code.

          (d) Warburg Registration Rights Agreement. Eclipsys shall have executed and delivered the Warburg Registration Rights Agreement.

                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

     SECTION 8.01 Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.01(b) through 8.01(g), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholders of TSI or Eclipsys:

          (a) by mutual written consent of Eclipsys and TSI; or

          (b) by either Eclipsys or TSI if the Merger shall not have been consummated by April 30, 1999 (the "Outside Date") (provided that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

          (c) by either Eclipsys or TSI if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

          (d) by Eclipsys, if, at the TSI Stockholders' Meeting (including any adjournment or postponement), the requisite vote of the stockholders of TSI in favor of this Agreement and the Merger shall not have been obtained; or by TSI if, at the Eclipsys Stockholders' Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Eclipsys in favor of the Eclipsys Voting Proposals shall not have been obtained; or

          (e) by Eclipsys, if (i) the Board of Directors of TSI shall have withdrawn or modified in a manner adverse to Eclipsys its recommendation of this Agreement or the Merger; (ii) the Board of Directors of TSI shall have recommended to the stockholders of TSI an Alternative Transaction (as defined in Section 8.03(h)); (iii) a tender offer or exchange offer for 15% or more of the outstanding shares of TSI Voting Common Stock is commenced (other than by Eclipsys or an Affiliate of Eclipsys) and the Board of Directors of TSI recommends that the stockholders of TSI tender their shares in such tender or exchange offer; or
(iv) for any reason (other than by reason of the Joint Proxy Statement not having been cleared by the SEC) TSI fails to call and hold the TSI Stockholders' Meeting by the Outside Date (provided that Eclipsys' right to terminate this Agreement under such clause (iv) shall not be available if at such time TSI would be entitled to terminate this Agreement under Section 8.01(h)); or

          (f) by TSI, if (i) the Board of Directors of Eclipsys shall have withdrawn or modified in a manner adverse to TSI its recommendation of this Agreement, the Merger or the Eclipsys Voting Proposals; (ii) the Board of Directors of Eclipsys shall have recommended to the stockholders of Eclipsys an Alternative Transaction; (iii) a tender offer or exchange offer for 15% or more of the outstanding shares of Eclipsys Voting Common Stock is commenced (other than by TSI or an Affiliate of TSI) and the Board of Directors of Eclipsys recommends that the stockholders of Eclipsys tender their shares in such tender offer or exchange offer; or (iv) for any reason (other than by reason of the Joint Proxy Statement not having been cleared by the SEC) Eclipsys fails to call and hold the Eclipsys Stockholders' Meeting by the Outside Date (provided that TSI's right to terminate this Agreement under such clause (iv) shall not be available if at such time Eclipsys would be entitled to terminate this Agreement under Section 8.01(h)); or

          (g) by TSI, if the Board of Directors of TSI accepts or approves a Superior Proposal, or recommends a Superior Proposal to the stockholders of TSI; or

          (h) by Eclipsys or TSI, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, or a breach of the covenants of Warburg set forth in Section 5.04 (in the case of termination by Eclipsys), any of which breaches (i) causes the conditions set forth in Section 7.02(a), (b),
     (e) or (f) (in the case of termination by Eclipsys) or 7.03(a), (b) or (e) (in the case of termination by TSI) not to be satisfied, and (ii) shall not have been cured within 20 business days following receipt by the breaching party of written notice of such breach from the other party.

     SECTION 8.02 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Eclipsys, TSI, Sub or their respective officers, directors, stockholders or Affiliates, except as set forth in Section 8.03; provided, that no such termination shall limit or otherwise relieve the liability of any party for any breach of this Agreement (except to the extent that liability may be limited by Section 8.03(c) or Section 8.03(e) below); and provided further, that the provisions of Section
8.03 of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

     SECTION 8.03 Fees and Expenses.

     (a) Except as set forth in this Section 8.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that TSI and Eclipsys shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Joint Proxy Statement (including any related preliminary materials) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements.

     (b) TSI shall pay Eclipsys up to $2,000,000 as reimbursement for expenses of Eclipsys actually incurred relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, fees and expenses of Eclipsys' counsel, accountants and financial advisors, but excluding any discretionary fees paid to such financial advisors), upon the termination of this Agreement by Eclipsys pursuant to Section 8.01(d) as a result of the failure to receive the requisite vote for approval of this Agreement and the Merger by the stockholders of TSI at the TSI Stockholders' Meeting, Section 8.01(e), Section 8.01(g) or Section 8.01(h) as a result of a breach by TSI of any of the covenants set forth in any of Sections 5.01, 5.04, 6.01, 6.02, 6.03, 6.04, 6.05, 6.06, 6.07, 6.08, 6.09,
6.10, 6.16 or 6.18 of this Agreement (collectively, the "TSI Material
Covenants").

     (c) TSI shall pay Eclipsys a termination fee of $9,100,000 upon the earliest to occur of the following events (each an "Eclipsys Termination Fee Event"):

          (i) the termination of this Agreement by Eclipsys pursuant to Section 8.01(e); or

          (ii) the termination of this Agreement by Eclipsys pursuant to Section 8.01(h) after a breach by TSI of any of the TSI Material Covenants; or

          (iii) consummation of an Alternative Transaction with respect to TSI within twelve (12) months following the failure to receive the requisite vote for approval of this Agreement and the Merger by the stockholders of TSI at the TSI Stockholders' Meeting if, at the time of such failure, any Alternative Transaction relating to TSI had been announced and had not been absolutely and unconditionally withdrawn and abandoned; or

          (iv) the termination of this Agreement by TSI pursuant to Section 8.01(g).

Notwithstanding the foregoing, any amount payable pursuant to this Section 8.03(c) shall be reduced, on a dollar-for-dollar basis, by any amount theretofore paid to Eclipsys pursuant to Section 8.03(b). TSI agrees that it will not structure any transaction or agreement for the purpose of avoiding payment of the termination fee required by this Section 8.03(c). TSI further acknowledges that the agreements contained in this Section 8.03(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Eclipsys would not enter into this Agreement; accordingly, if TSI fails to promptly pay the amount due pursuant to this
Section 8.03(c), and, in order to obtain such payment, Eclipsys commences a suit which results in a judgment against TSI for the fee set forth in this Section 8.03(c), TSI shall pay to Eclipsys its costs and expenses (including fees and disbursements of counsel) in connection with such suit, together with interest on the amount of the termination fee at the prime rate of Citibank, N.A. on the date such payment was required to be made. Eclipsys and TSI further acknowledge and agree that it may be difficult and impractical to measure in money the damages which will accrue by reason of the occurrence of an Eclipsys Termination Fee Event. Therefore, Eclipsys and TSI agree that payment of the termination fee and any other fees, costs or expenses due under this Section 8.03(c) shall constitute liquidated damages and not a penalty and shall further constitute the sole and exclusive remedy of Eclipsys for any losses, damages, claims, costs or expenses arising from the occurrence of any Eclipsys Termination Fee Event.

     (d) Eclipsys shall pay TSI up to $2,000,000 as reimbursement for expenses of TSI actually incurred relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, fees and expenses of TSI's counsel, accountants and financial advisors, but excluding any discretionary fees paid to such financial advisors), upon the termination of this Agreement by TSI pursuant to Section 8.01(d) as a result of the failure to receive the requisite vote for approval of the Eclipsys Voting Proposals by the stockholders of Eclipsys at the Eclipsys Stockholders' Meeting, Section 8.01(f) or Section 8.01(h) as a result of a breach by Eclipsys of any of the covenants set forth in Sections 5.02, 6.01, 6.03, 6.04, 6.05, 6.06, 6.07, 6.08, 6.09,
6.10, 6.11, 6.12, 6.15, 6.17 or 6.18 of this Agreement (collectively, the "Eclipsys Material Covenants").

     (e) Eclipsys shall pay TSI a termination fee of $9,100,000 upon the earliest to occur of the following events (each a "TSI Termination Fee Event"):

          (i) the termination of this Agreement by TSI pursuant to Section 8.01(f), or

          (ii) the termination of this Agreement by TSI pursuant to Section 8.01(g) after a breach by Eclipsys of any of the Eclipsys Material Covenants; or

          (iii) consummation of an Alternative Transaction with respect to Eclipsys within twelve (12) months following the failure to receive the requisite vote for approval of the Eclipsys Voting Proposals by the stockholders of Eclipsys at the Eclipsys Stockholders' Meeting if, at the time of such failure, any Alternative Transaction relating to Eclipsys had been announced and had not been absolutely and unconditionally withdrawn and abandoned.

Notwithstanding the foregoing, any amount payable pursuant to this Section 8.03(e) shall be reduced, on a dollar-for-dollar basis, by any amount theretofore paid to TSI pursuant to Section 8.03(d). Eclipsys agrees that it will not structure any transaction or agreement for the purpose of avoiding payment of the termination fee required by this Section 8.03(e). Eclipsys further acknowledges that the agreements contained in this Section 8.03(e) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, TSI would not enter into this Agreement; accordingly, if Eclipsys fails to promptly pay the amount due pursuant to this Section 8.03(e), and, in order to obtain such payment, TSI commences a suit which results in a judgment against Eclipsys for the fee set forth in this Section 8.03(e), Eclipsys shall pay to TSI its costs and expenses (including fees and disbursements of counsel) in connection with such suit, together with interest on the amount of the termination fee at the prime rate of Citibank, N.A. on the date such payment was required to be made. Eclipsys and TSI further acknowledge and agree that it may be difficult and impractical to measure in money the damages which will accrue by reason of the occurrence of a TSI Termination Fee Event. Therefore, Eclipsys and TSI agree that payment of the termination fee and any other fees, costs or expenses due under this Section 8.03(e) shall constitute liquidated damages and not a penalty and shall further constitute the sole and exclusive remedy of TSI for any losses, damages, claims, costs or expenses arising from the occurrence of any TSI Termination Fee Event.

     (g) The expenses and fees, if applicable, payable pursuant to Section 8.03(b), 8.03(c), 8.03(d) and 8.03(e) shall be paid within one business day after the first to occur of the events described in Section 8.03(b), 8.03(c), 8.03(d) or 8.03(e)(i), (ii) or (iii); provided that in no event shall Eclipsys or TSI, as the case may be, be required to pay the expenses and fees, if applicable, to the other, if, immediately prior to the termination of this Agreement, the party to receive the expenses and fees, if applicable, was in material breach of its obligations under this Agreement.

     (h) As used in this Agreement, "Alternative Transaction" means any of (i) a transaction other than an Eclipsys Permitted Acquisition pursuant to which any person (or group of persons) other than Eclipsys or TSI or their respective affiliates (a "Third Party"), acquires more than 15% of the outstanding shares of TSI Voting Common Stock or Eclipsys Voting Common Stock, as the case may be, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Eclipsys or TSI other than an Eclipsys Permitted Acquisition pursuant to which any Third Party acquires more than 15% of the outstanding equity securities of Eclipsys or TSI or the entity surviving such merger or business combination, (iii) any other transaction other than an Eclipsys Permitted Acquisition pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of Eclipsys or TSI, and the entity surviving any merger or business combination including any of them) of Eclipsys or TSI having a fair market value (as determined by the Board of Directors of Eclipsys or TSI, as the case may be, in good faith) equal to more than 15% of the fair market value of all the assets of Eclipsys or TSI and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     SECTION 8.04 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of TSI or of Eclipsys, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 8.05 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE IX

                                 MISCELLANEOUS

     SECTION 9.01 Nonsurvival of Representations, Warranties and
Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Sections 1.04, 2.01, 2.02, 6.12, 6.14, 8.03 and Article IX, and the agreements of the Affiliates delivered pursuant to Section 6.10. The Confidentiality Agreement shall survive the execution and delivery of this Agreement.

     SECTION 9.02 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as the party shall specify by like notice):

        (a) if to Eclipsys or Sub, to

            Eclipsys Corporation
            777 East Atlantic Avenue
            Suite 200
            Delray Beach, FL 33483
            Attn: Chief Executive Officer
            Telecopy: (561) 243-8850

            with a copy to:

            Eclipsys Corporation
            777 East Atlantic Avenue
            Suite 200
            Delray Beach, FL 33483
            Attn: General Counsel
            Telecopy: (561) 243-8850

        (b) if to TSI, to

            Transition Systems, Inc.
            One Boston Place
            Boston, MA 02108
            Attn: Chief Executive Officer
            Telecopy: (617) 723-8700

            with a copy to:

            Foley, Hoag & Eliot LLP
            One Post Office Square
            Boston, MA 02109
            Attn: Robert W. Sweet, Jr., Esq.
            Telecopy: (617) 832-7000

     SECTION 9.03 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase

"made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to October 29, 1998.

     SECTION 9.04 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     SECTION 9.05 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 6.14 is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; provided that the Confidentiality Agreement shall remain in full force and effect until the Effective Time. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither TSI nor Eclipsys makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

     SECTION 9.06 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any applicable principles of conflicts of law.

     SECTION 9.07 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                 [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, Eclipsys, Sub and TSI have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                                                Eclipsys Corporation
                                                              By: /s/ HARVEY J. WILSON
[seal]                                          ----------------------------------------------------
                                                                     President
                                                             By: /s/ ROBERT J. VANARIA
                                                ----------------------------------------------------
                                                                     Treasurer

                                                             Eclipsys Acquisition Corp.
[seal]                                                        By: /s/ HARVEY J. WILSON
                                                ----------------------------------------------------
                                                                     President
                                                             By: /s/ ROBERT J. VANARIA
                                                ----------------------------------------------------
                                                                     Treasurer

                                                              Transition Systems, Inc.
[seal]                                                         By: /s/ ROBERT F. RACO
                                                ----------------------------------------------------
                                                                     President
                                                              By: /s/ PAULA J. MALZONE
                                                ----------------------------------------------------
                                                                     Treasurer

                                                                     EXHIBIT A-1

                                              TSI STOCKHOLDERS' VOTING AGREEMENT

                                VOTING AGREEMENT

     VOTING AGREEMENT (the "Agreement"), dated as of October 29, 1998, between
               (the "Stockholder"), who is a stockholder of Transition Systems, Inc., a Massachusetts corporation (the "Company"), and Eclipsys Corporation, a Delaware corporation ("Buyer").

     WHEREAS, concurrently with the execution of this Agreement, the Company, Buyer and a wholly-owned subsidiary of Buyer ("Sub") have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), providing for the merger (the "Merger") of Sub with and into the Company pursuant to the terms and conditions of the Merger Agreement; and

     WHEREAS, the Stockholder owns of record and beneficially the number of shares of capital stock of the Company set forth beneath his signature below (the "Shares") and wishes to enter into this Agreement with respect to all of such Shares; and

     WHEREAS, in order to induce Buyer to enter into the Merger Agreement, the Stockholder has agreed, upon the terms and subject to the conditions set forth herein, to vote the Shares and to deliver an irrevocable proxy to Buyer to vote the Shares at a meeting of the Company's stockholders, in favor of approval and adoption of the Merger Agreement and the Merger.

     NOW THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

          1. Agreement to Vote Shares. The Stockholder agrees during the term of this Agreement to vote the Stockholder's Shares, in person or by proxy, in favor of approval and adoption of the Merger Agreement and the Merger at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof. The Stockholder agrees to deliver to Buyer upon request immediately prior to any vote contemplated by clause (a) or (b) above a proxy substantially in the form attached hereto as Annex A (a "Proxy"), which Proxy shall be irrevocable during the term of this Agreement to the extent permitted under Massachusetts law, and Buyer agrees to vote the Shares subject to each such Proxy in favor of approval and adoption of the Merger Agreement and the Merger.

          2. No Voting Trusts. The Stockholder agrees that the Stockholder will not, nor will the Stockholder permit any entity under the Stockholder's control to, deposit any of the Stockholder's Shares in a voting trust or subject any of its Shares to any arrangement with respect to the voting of the Shares inconsistent with this Agreement.

          3. Limitation on Dispositions and Proxies. During the term of this Agreement, the Stockholder agrees not to sell, assign, pledge, transfer or otherwise dispose of, or grant any proxies with respect to (except as contemplated by this Agreement) any of the Stockholder's Shares.

          4. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, the other party will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

          5. Term of Agreement; Termination. Subject to Section 9(e), the term of this Agreement shall commence on the date hereof and such term and this Agreement shall terminate upon the earliest to occur of (i) the Effective Time (as defined in the Merger Agreement), and
     (ii) the date on which the Merger Agreement is terminated in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

          6. Representations and Warranties of the Stockholder. The Stockholder represents and warrants to Buyer that, as of the date hereof, (a) the Stockholder has full legal power and authority to execute and deliver this Agreement and the Proxy, and (b) the Stockholder's Shares are free and clear of all proxies.

          7. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provisions hereof by such party.

          8. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by facsimile or like transmission (with confirmation) and on the next business day when sent by Federal Express, Express mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        If to Buyer:

           Eclipsys Corporation
           777 East Atlantic Avenue
           Suite 200
           Delray Beach, FL 33483
           Attention: Chief Executive Officer
           Fax: (561) 243-8850

        With a copy to:

           Eclipsys Corporation
           777 East Atlantic Avenue
           Suite 200
           Delray Beach, FL 33483
           Attention: General Counsel
           Fax: (561) 243-8850

        If to Stockholder:

        With a copy to:

           Foley, Hoag & Eliot LLP
           One Post Office Square
           Boston, MA 02109
           Attention: Robert W. Sweet, Jr., Esq.
           Fax: (617) 832-7000

          9. Miscellaneous.

          (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of The Commonwealth of Massachusetts, without reference to its conflicts of law principles.

          (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provisions not held invalid or unenforceable and the application of such provisions to persons or circumstances other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

          (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          (d) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

          (e) The obligations of the Stockholder set forth in this Agreement shall not be effective or binding upon the Stockholder until after such time as the Merger Agreement is executed and delivered by the Company, Buyer and Sub, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

                            [Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                          Eclipsys Corporation

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          STOCKHOLDER

                                          --------------------------------------

                                          --------------------------------------
                                                        Signature

                                          Shares:
                                              ----------------------------------

                                              ----------------------------------

                                                                       (ANNEX A)

                                     PROXY

     The undersigned, for consideration received, hereby appoints Eclipsys Corporation, a Delaware corporation ("Buyer"), its proxy to vote all shares of capital stock owned by the undersigned which the undersigned is entitled to vote at any meeting of stockholders of Transition Systems, Inc., a Massachusetts corporation (the "Company"), and at any adjournment thereof, to be held for the purpose of voting upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 29, 1998 (the "Merger Agreement"), by and among the Company, Buyer and a wholly-owned subsidiary of Buyer ("Sub"), providing for the merger (the "Merger") of Sub with and into the Company, FOR such proposal and AGAINST any Acquisition Proposal that is not a Superior Proposal (as such terms are defined in the Merger Agreement). This proxy is subject to the terms of the Voting Agreement dated as of October 29, 1998 between the undersigned and Buyer, a copy of such Agreement being attached hereto (the "Voting Agreement"), is coupled with an interest and revokes all prior proxies granted by the undersigned with respect to such shares, is irrevocable and shall terminate and be of no further force or effect automatically at such time as the Voting Agreement terminates in accordance with its terms.

                                          Dated: October 29, 1998

                                          STOCKHOLDER

                                          --------------------------------------

                                          --------------------------------------
                                                        Signature

                                                                     EXHIBIT A-2

                                         ECLIPSYS STOCKHOLDERS' VOTING AGREEMENT

                                VOTING AGREEMENT

     VOTING AGREEMENT (the "Agreement"), dated as of October 29, 1998, between
               (the "Stockholder"), who is a stockholder of Eclipsys Corporation, a Delaware corporation ("Buyer"), and Transition Systems, Inc., a Massachusetts corporation (the "Company").

     WHEREAS, concurrently with the execution of this Agreement, the Company, Buyer and a wholly-owned subsidiary of Buyer ("Sub") have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), providing for the merger (the "Merger") of Sub with and into the Company pursuant to the terms and conditions of the Merger Agreement; and

     WHEREAS, the Stockholder owns of record and beneficially the number of shares of capital stock of Buyer set forth beneath his signature below (the "Shares") and wishes to enter into this Agreement with respect to all of such Shares; and

     WHEREAS, in order to induce the Company to enter into the Merger Agreement, the Stockholder has agreed, upon the terms and subject to the conditions set forth herein, to vote the Shares and to deliver an irrevocable proxy to the Company to vote the Shares at a meeting of Buyer's stockholders, in favor of the Eclipsys Voting Proposals (as defined in the Merger Agreement) pursuant to the terms of the Merger Agreement.

     NOW THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

          1. Agreement to Vote Shares. The Stockholder agrees during the term of this Agreement to vote the Stockholder's Shares, in person or by proxy, in favor of the Eclipsys Voting Proposals at every meeting of the stockholders of Buyer at which such matters are considered and at every adjournment thereof. The Stockholder agrees to deliver to the Company upon request immediately prior to any vote contemplated by this section a proxy substantially in the form attached hereto as Annex A (a "Proxy"), which Proxy shall be irrevocable during the term of this Agreement to the extent permitted under Delaware law, and the Company agrees to vote the Shares subject to each such Proxy in favor of approval and adoption of the Merger Agreement and the Merger.

          2. No Voting Trusts. The Stockholder agrees that the Stockholder will not, nor will the Stockholder permit any entity under the Stockholder's control to, deposit any of the Stockholder's Shares in a voting trust or subject any of its Shares to any arrangement with respect to the voting of the Shares inconsistent with this Agreement.

          3. Limitation on Dispositions and Proxies. During the term of this Agreement, the Stockholder agrees not to sell, assign, pledge, transfer or otherwise dispose of, or grant any proxies with respect to (except as contemplated by this Agreement) any of the Stockholder's Shares.

          4. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, the other party will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

          5. Term of Agreement; Termination. Subject to Section 9(e), the term of this Agreement shall commence on the date hereof and such term and this Agreement shall terminate upon the earliest to occur of (i) the Effective Time (as defined in the Merger Agreement), and
     (ii) the date on which the Merger Agreement is terminated in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

          6. Representations and Warranties of the Stockholder. The Stockholder represents and warrants to the Company that, as of the date hereof, (a) the Stockholder has full legal power and authority to execute and deliver this Agreement and the Proxy, and (b) the Stockholder's Shares are free and clear of all proxies.

          7. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provisions hereof by such party.

          8. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by facsimile or like transmission (with confirmation) and on the next business day when sent by Federal Express, Express mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to the Company:

             Transition Systems, Inc.
        One Boston Place
        Boston, MA 02108
        Attention: Chief Executive Officer
        Fax: (617) 723-8700

        With a copy to:

             Foley, Hoag & Eliot LLP
        One Post Office Square
        Boston, MA 02109
        Attention: Robert W. Sweet, Esq.
        Fax: (617) 832-7000

        If to Stockholder:

        With a copy to:

           Eclipsys Corporation
           777 East Atlantic Avenue
           Suite 200
           Delray Beach, FL 33483
           Attention: General Counsel
           Fax: (561) 243-8850

          9. Miscellaneous.

          (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware, without reference to its conflicts of law principles.

          (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provisions not held invalid or unenforceable and the application of such provisions to persons or circumstances other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

          (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          (d) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

          (e) The obligations of the Stockholder set forth in this Agreement shall not be effective or binding upon the Stockholder until after such time as the Merger Agreement is executed and delivered by the Company, Buyer and Sub, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

                            [Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                          Transition Systems, Inc.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          STOCKHOLDER

                                          --------------------------------------

                                          --------------------------------------
                                                        Signature

                                          Shares:
                                          --------------------------------------

                                              ----------------------------------

                                                                       (ANNEX A)

                                     PROXY

     The undersigned, for consideration received, hereby appoints Transition Systems, Inc., a Massachusetts corporation (the "Company"), its proxy to vote all shares of capital stock owned by the undersigned which the undersigned is entitled to vote at any meeting of stockholders of Eclipsys Corporation, a Delaware corporation ("Buyer"), and at any adjournment thereof, to be held for the purpose of voting upon the Eclipsys Voting Proposals, as such term is defined in the Agreement and Plan of Merger, dated as of October 29, 1998 (the "Merger Agreement"), by and among the Company, Buyer and a wholly-owned subsidiary of Buyer ("Sub"), providing for the merger (the "Merger") of Sub with and into the Company FOR such proposals. This proxy is subject to the terms of the Voting Agreement dated as of October 29, 1998 between the undersigned and the Company, a copy of such Agreement being attached hereto (the "Voting Agreement"), is coupled with an interest and revokes all prior proxies granted by the undersigned with respect to such shares, is irrevocable and shall terminate and be of no further force or effect automatically at such time as the Voting Agreement terminates in accordance with its terms.

                                          Dated: October 29, 1998

                                          STOCKHOLDER

                                          --------------------------------------

                                          --------------------------------------
                                                        Signature

                                                                     EXHIBIT B-1

                                                         TSI AFFILIATE AGREEMENT

                              AFFILIATE AGREEMENT

                                                 , 1998

Eclipsys Corporation
777 East Atlantic Avenue
Suite 200
Delray Beach, FL 33483

Transition Systems, Inc.
One Boston Place
Boston, MA 02108

Ladies and Gentlemen:

     An Agreement and Plan of Merger dated as of October 29, 1998 (the "Agreement") has been entered into by and among Eclipsys Corporation, a Delaware corporation ("Eclipsys"), Fitness Merger Corp., a Massachusetts corporation and a wholly-owned subsidiary of Eclipsys (the "Sub"), and Transition Systems, Inc., a Massachusetts corporation ("TSI"). The Agreement provides for the merger of the Sub with and into TSI (the "Merger"). In accordance with the Agreement, shares of Common Stock, $.01 par value per share, and Non-Voting Common stock, $.01 par value per share of TSI (collectively the "TSI Common Stock") shall be converted into shares of Common Stock, $.01 par value per share, of Eclipsys (the "Eclipsys Voting Common Stock"), as described in the Agreement.

     The undersigned has been advised that as of the date of this agreement the undersigned may be deemed to be an "affiliate" of TSI, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and/or as such term is used in, and for purposes of, Accounting Series Releases Nos. 130 and 135, as amended, of the Commission.

     In consideration of the mutual agreements, provisions and covenants set forth in the Agreement and hereinafter in this agreement, the undersigned represents and agrees as follows:

          1. Pooling Requirements. The undersigned will not within the 30 day period prior to the Effective Time (as defined in the Agreement), sell, transfer, pledge, hypothecate or otherwise dispose of, or reduce the undersigned's interest in or risk relating to, any shares of Eclipsys Common Stock or TSI Common Stock owned by the undersigned. In addition, the undersigned will not sell, transfer, pledge, hypothecate or otherwise dispose of, or reduce the undersigned's interest in or risk relating to, any Eclipsys Voting Common Stock issued to the undersigned pursuant to the Merger, or any other shares of Eclipsys capital stock, until after such time as Eclipsys has published (within the meaning of Accounting Series Release No. 135, as amended, of the Commission) financial results covering at least 30 days of combined operations of Eclipsys and TSI.

          2. Rule 145. The undersigned will not offer, sell, pledge, hypothecate, transfer or otherwise dispose of, or reduce its interest in or risk relating to, any of the shares of Eclipsys Voting Common Stock issued to the undersigned in the Merger unless at such time either: (i) such transaction is permitted pursuant to the provisions of Rule 145 under the Securities Act; (ii) the undersigned shall have furnished to Eclipsys an opinion of counsel, reasonably satisfactory to Eclipsys, to the effect that such transaction is otherwise exempt from the registration requirements of the Securities Act; or (iii) a registration statement under the Securities Act covering the proposed offer, sale, pledge, hypothecation, transfer or other disposition shall be effective under the Securities Act.

          3. Legend.

          (a) The undersigned understands that all certificates representing Eclipsys Voting Common Stock delivered to the undersigned pursuant to the Merger shall bear a legend in substantially the form set forth below, until the earlier to occur of (i) one of the events referred to in Section 2 above or (ii) the date on which the undersigned requests removal of such legend, provided, that such request occurs at least two years from the Effective Date (as defined in the Merger Agreement) and that the undersigned is not at the time of such request, and has not been during the three months period preceding to such request, an affiliate of Eclipsys.

        "The shares represented by this certificate were issued in a transaction to which Rule 145 of the Securities Act of 1933 applies and may only be transferred in accordance with the provisions of such rule. In addition, the shares represented by this certificate may only be transferred in accordance with the terms of an affiliate agreement dated
                                 , 1998 between the initial holder hereof and
        Eclipsys Corporation, a copy of which agreement may be inspected by the holder of this certificate at the principal offices of Eclipsys Corporation, or furnished by Eclipsys Corporation to the holder of this certificate upon written request, without charge."

          (b) Eclipsys in its discretion may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the shares of Eclipsys Voting Common Stock that are required to bear the foregoing legend.

          4. General Provisions. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws. This agreement shall be binding on the undersigned's successors and assigns, including his or her heirs, executors and administrators.

     The undersigned has carefully read this agreement and discussed its requirements, to the extent the undersigned believed necessary, with its counsel or counsel for TSI.

                                          Very truly yours,

                                          --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Print Name

Accepted:

ECLIPSYS CORPORATION

By:
----------------------------------------------------

Name:
-------------------------------------------------

Title:
--------------------------------------------------

Dated:
-------------------------------------------------

TRANSITION SYSTEMS, INC.

By:
----------------------------------------------------

Name:
-------------------------------------------------

Title:
--------------------------------------------------

Dated:
-------------------------------------------------

                                                                     EXHIBIT B-2

                                                    ECLIPSYS AFFILIATE AGREEMENT

                              AFFILIATE AGREEMENT

                                           , 1998

Eclipsys Corporation
777 East Atlantic Avenue
Suite 200
Delray Beach, FL 33483

Transition Systems, Inc.
One Boston Place
Boston, MA 02108

Ladies and Gentlemen:

     An Agreement and Plan of Merger dated as of October 29, 1998 (the "Agreement") has been entered into by and among Eclipsys Corporation, a Delaware corporation ("Eclipsys"), Fitness Merger Corp., a Massachusetts corporation and a wholly-owned subsidiary of Eclipsys (the "Sub"), and Transition Systems, Inc., a Massachusetts corporation ("TSI"). The Agreement provides for the merger of the Sub with and into TSI (the "Merger"). In accordance with the Agreement, shares of Common Stock, $.01 par value per share, and Non-Voting Common Stock, $.01 par value per share, of TSI (collectively the "TSI Common Stock") shall be converted into shares of Common Stock, $.01 par value per share (the "Eclipsys Voting Common Stock"), as described in the Agreement.

     The undersigned has been advised that as of the date of this agreement the undersigned may be deemed to be an "affiliate" of Eclipsys, as the term "affiliate" is defined under the Rules and Regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and/or as such term is used in, and for purposes of, Accounting Series Releases Nos. 103 and 135, as amended, of the Commission.

     In consideration of the mutual agreements, provisions and covenants set forth in the Agreement and hereinafter in this agreement, the undersigned represents and agrees as follows:

          1. Pooling Requirements. The undersigned will not within the 30 day period prior to the Effective Time (as defined in the Agreement), sell, transfer, pledge, hypothecate or otherwise dispose of, or reduce the undersigned's interest in or risk relating to, any shares of Eclipsys Common Stock or TSI Common Stock owned by the undersigned. In addition, the undersigned will not sell, transfer, pledge, hypothecate or otherwise dispose of, or reduce the undersigned's interest in or risk relating to any shares of Eclipsys capital stock, until after such time as Eclipsys has published (within the meaning of Accounting Series Release No. 135, as amended, of the Commission) financial results covering at least 30 days of combined operations of Eclipsys and TSI.

          2. General Provisions. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws. This agreement shall be binding on the undersigned's successors and assigns, including his heirs, executors and administrators.

     The undersigned has carefully read this agreement and discussed its requirements, to the extent the undersigned believed necessary, with its counsel or counsel for Eclipsys.

                                          Very truly yours,

                                          --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Print Name

Accepted:

ECLIPSYS CORPORATION

By:
    --------------------------------------------------------

Name:
      -------------------------------------------------------

Title:
     -------------------------------------------------------

Dated:
      -------------------------------------------------------

TRANSITION SYSTEMS, INC.

By:
    --------------------------------------------------------

Name:
      -------------------------------------------------------

Title:
     -------------------------------------------------------

Dated:
      -------------------------------------------------------

                                    ANNEX B

                                                                October 28, 1998

Board of Directors
Eclipsys Corporation
777 East Atlantic Avenue
Suite 200
Delray Beach, Florida 33483

Members of the Board:

     We understand that Transition Systems Inc. ("TSI"), Eclipsys Corporation ("Eclipsys" or the "Company"), and Exercise Acquisition Corp. ("Merger Sub"), a wholly owned subsidiary of Eclipsys, propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated October 28, 1998 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into TSI. Pursuant to the Merger, TSI will become a wholly-owned subsidiary of the Company and each outstanding share of common stock, par value of $0.01 per share (the "TSI Common Stock"), of TSI, other than shares held in treasury or by Eclipsys or any subsidiary of TSI or Eclipsys, shall be converted into the right to receive 0.525 shares (the "Exchange Ratio") of common stock, par value $0.01 per share, of Eclipsys (the "Eclipsys Common Stock"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement and certain related documents.

     You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the Company.

     For purposes of the opinion set forth herein, we have:

          (a) reviewed certain publicly available financial statements and other information of TSI and Eclipsys, respectively;

          (b) reviewed certain internal financial statements and other financial and operating data concerning TSI and Eclipsys prepared by the managements of TSI and Eclipsys, respectively;

          (c) discussed the past and current operations and financial condition and the prospects of TSI with senior executives of TSI;

          (d) discussed the past and current operations and financial condition and the prospects of Eclipsys, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Eclipsys;

          (e) discussed with the senior managements of TSI and Eclipsys certain research analyst projections for TSI and Eclipsys, respectively;

          (f) reviewed the pro forma impact of the Merger on Eclipsys' earnings per share and other financial ratios;

          (g) reviewed the reported prices and trading activity for the TSI Common Stock and the Eclipsys Common Stock;

          (h) compared the financial performance of TSI and Eclipsys and the prices and trading activity of the TSI Common Stock and the Eclipsys Common Stock with that of certain other comparable publicly-traded companies and their securities;

          (i) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

          (j) participated in discussions among representatives of TSI and Eclipsys and their financial and legal advisors;

          (k) reviewed the draft Merger Agreement dated October 21, 1998 and certain related documents; and

          (l) performed such other analyses as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Eclipsys and TSI, respectively. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, including, among other things, that the Merger will be accounted for as a "pooling-of-interests" business combination in accordance with U.S. Generally Accepted Accounting Principles and the Merger will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986. We have not made any independent valuation or appraisal of the assets or liabilities of TSI, nor have we been furnished with any such appraisals. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     We have been retained to render a financial opinion to the Board of Directors of Eclipsys in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Company and their affiliates and have received fees for the rendering of these services.

     It is understood that this letter is for the information of the Board of Directors of the Company, except that this opinion may be included in its entirety in any filing made by the Company in respect of the transaction with the Securities and Exchange Commission. In addition, this opinion does not in any manner address the prices at which Eclipsys Common Stock will trade following consummation of the Merger, and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company and TSI should vote at the shareholders' meeting held in connection with the Merger.

     Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the Company.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By:    /s/ SCOTT R. BRAKEBILL
                                            ------------------------------------
                                                     Scott R. Brakebill
                                                     Managing Director

                                    ANNEX C

                                                                October 29, 1998

Board of Directors
Transition Systems, Inc.
One Boston Place, Suite 2700
Boston, Massachusetts 02108

Members of the Board:

     BT Alex. Brown Incorporated ("BT Alex. Brown") has acted as financial advisor to Transition Systems, Inc. ("TSI") in connection with the proposed merger transaction involving TSI and Eclipsys Corporation ("Eclipsys") pursuant to the Agreement and Plan of Merger, dated as of October 29, 1998 (the "Merger Agreement"), among Eclipsys, Exercise Acquisition Corp., a wholly owned subsidiary of Eclipsys ("Sub"), and TSI. The Merger Agreement provides, among other things, for the merger of Sub with and into TSI (the "Merger") pursuant to which TSI will become a wholly owned subsidiary of Eclipsys. As set forth more fully in the Merger Agreement, as a result of the Merger, each outstanding share of the common stock, par value $0.01 per share, of TSI ("TSI Voting Common Stock") and each outstanding share of the non-voting common stock, par value $0.01 per share, of TSI ("TSI Non-Voting Common Stock" and, together with the TSI Voting Common Stock, "TSI Common Stock") will be converted into the right to receive 0.525 of a share (the "Exchange Ratio") of the common stock, par value $0.01 per share, of Eclipsys ("Eclipsys Voting Common Stock").

     You have requested BT Alex. Brown's opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of TSI Common Stock.

     In connection with BT Alex. Brown's role as financial advisor to TSI, and in arriving at its opinion, BT Alex. Brown has reviewed certain publicly available financial and other information concerning TSI and Eclipsys and certain internal analyses and other information furnished to or discussed with it by TSI, Eclipsys and their respective advisors. BT Alex. Brown has also held discussions with members of the senior management of TSI and Eclipsys regarding the business and prospects of their respective companies and the joint prospects of a combined company. In addition, BT Alex. Brown has (i) reviewed the reported prices and trading activity for TSI Common Stock and Eclipsys Common Stock, (ii) compared certain financial and stock market information for TSI and Eclipsys with similar information for certain other companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations which it deemed comparable in whole or in part, (iv) reviewed the terms of the Merger Agreement, and (v) performed such other studies and analysis and considered such other factors as it deemed appropriate. In connection with its engagement, BT Alex. Brown was authorized to approach, and held discussions with, certain third parties to solicit indications of interest with respect to the acquisition of TSI.

     BT Alex. Brown has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning TSI, Eclipsys and the combined company, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, BT Alex. Brown has assumed and relied upon the accuracy and completeness of all such information and BT Alex. Brown has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of TSI or Eclipsys. With respect to the financial forecasts and projections made available to BT Alex. Brown and used in its analyses, BT Alex. Brown has assumed that they have been prepared on bases reflecting reasonable estimates and judgments as to the matters covered thereby. In rendering its opinion, BT Alex. Brown expresses no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. BT Alex. Brown's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof.

Board of Directors
Transition Systems, Inc.
October 29, 1998
Page 2

     For purposes of rendering its opinion, BT Alex. Brown has assumed that, in all respects material to its analysis, the representations and warranties of TSI, Eclipsys and Sub contained in the Merger Agreement are true and correct, TSI, Eclipsys and Sub will each perform all of the covenants and agreements to be performed by it under the Merger Agreement and all conditions to the obligations of each of TSI, Eclipsys and Sub to consummate the Merger will be satisfied without any waiver thereof. BT Alex. Brown has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Merger will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either TSI or Eclipsys is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on TSI or Eclipsys or materially reduce the contemplated benefits of the Merger to TSI. In addition, you have informed BT Alex. Brown, and accordingly for purposes of rendering its opinion BT Alex. Brown has assumed, that the Merger will qualify as a tax-free reorganization for federal income tax purposes and will be accounted for as a pooling of interests. BT Alex. Brown is expressing no opinion as to the price at which the Eclipsys Voting Common Stock will trade at any time.

     This opinion is addressed to, and for the use and benefit of, the Board of Directors of TSI and is not a recommendation to any shareholder as to how such shareholder should vote with respect to matters relating to the proposed Merger. This opinion is limited to the fairness, from a financial point of view, of the Exchange Ratio to the holders of TSI Common Stock, and BT Alex. Brown expresses no opinion as to the merits of the underlying decision by TSI to engage in the Merger.

     BT Alex. Brown, as a customary part of its investment baking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to TSI in connection with the Merger and will receive a fee for our services, a significant position of which is contingent upon the consummation of the Merger and portion of which is payable upon delivery of this opinion BT Alex. Brown and its affiliates have in the past provided financial services to TSI unrelated to the proposed Merger, for which services BT Alex. Brown and its affiliates have received compensation. BT Alex. Brown maintains a market in TSI Common Stock and regularly publishes research reports regarding the businesses and securities of TSI and other publicly traded companies in the health care information technology industry. In the ordinary course of business, BT Alex. Brown and its affiliates may actively trade or hold the securities and other instruments and obligations of TSI and Eclipsys for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities, instruments or obligations.

     Based upon and subject to the foregoing, it is BT Alex. Brown's opinion that, as of the date of this letter, the Exchange Ratio is fair, from a financial point of view, to the holders of TSI Common Stock.

                                          Very truly yours,

                                          /s/ BT ALEX. BROWN INCORPORATED
                                          BT ALEX. BROWN INCORPORATED

                                       C-2